                                                                    Exhibit 10.3

                                                                [EXECUTION COPY]

                                CREDIT AGREEMENT

                                      among

                           PACKAGING DYNAMICS, L.L.C.

                                  as Borrower,

                           PACKAGING HOLDINGS, L.L.C.

                                       and

                        THE SUBSIDIARIES OF THE BORROWER

                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                                       and

                               NATIONSBANK, N.A.,

                                    as Agent

                          DATED AS OF NOVEMBER 20, 1998

                                TABLE OF CONTENTS
                                -----------------

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS ....................................   1
           --------------------------------
    1.1 Definitions ............................................................   1
        -----------
    1.2 Computation of Time Periods and Other Definitional Provisions ..........  26
        -------------------------------------------------------------
    1.3 Accounting Terms .......................................................  27
        ----------------

SECTION 2  CREDIT FACILITIES ...................................................  27
           -----------------
    2.1 Revolving Loans ........................................................  27
        ---------------
    2.2 Letter of Credit Subfacility ...........................................  31
        ----------------------------
    2.3 Tranche A Term Loans ...................................................  36
        --------------------
    2.4 Tranche B Term Loans ...................................................  39
        --------------------
    2.5 Continuations and Conversions ..........................................  41
        -----------------------------
    2.6 Minimum Amounts ........................................................  41
        ---------------

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT ........  42
           ------------------------------------------------------------
    3.1 Interest ...............................................................  42
        --------
    3.2 Place and Manner of Payments ...........................................  42
        ----------------------------
    3.3 Prepayments ............................................................  43
        -----------
    3.4 Fees ...................................................................  45
        ----
    3.5 Payment in full at Maturity ............................................  46
        ---------------------------
    3.6 Computations of Interest and Fees ......................................  46
        ---------------------------------
    3.7 Pro Rata Treatment .....................................................  47
        ------------------
    3.8 Sharing of Payments ....................................................  48
        -------------------
    3.9 Capital Adequacy .......................................................  48
        ----------------
    3.10 Inability To Determine Interest Rate ..................................  49
         ------------------------------------
    3.11 Illegality ............................................................  49
         ----------
    3.12 Requirements of Law ...................................................  50
         -------------------
    3.13 Taxes .................................................................  51
         -----
    3.14 Compensation ..........................................................  53
         ------------
    3.15 Evidence of Debt ......................................................  53
         ----------------

SECTION 4 GUARANTY .............................................................  54
          --------
    4.1 Guaranty of Payment ....................................................  54
        -------------------
    4.2 Obligations Unconditional ..............................................  54
        -------------------------
    4.3 Modifications ..........................................................  55
        -------------
    4.4 Waiver of Rights .......................................................  56
        ----------------
    4.5 Reinstatement ..........................................................  56
        -------------
    4.6 Remedies ...............................................................  56
        --------
    4.7 Limitation of Guaranty .................................................  57
        ----------------------
    4.8 Rights of Contribution .................................................  57
        ----------------------

SECTION 5 CONDITIONS PRECEDENT .................................................  57
          --------------------
    5.1 Closing Conditions .....................................................  57
        ------------------
    5.2 Conditions to All Extensions of Credit .................................  63
        --------------------------------------

SECTION 6  REPRESENTATIONS AND WARRANTIES ......................................  64
           ------------------------------
     6.1 Financial Condition ...................................................  64
         -------------------
     6.2 No Material Change ....................................................  65
         ------------------
     6.3 Organization and Good Standing ........................................  66
         ------------------------------
     6.4 Due Authorization .....................................................  66
         -----------------
     6.5 No Conflicts ..........................................................  66
         -------------
     6.6 Consents ..............................................................  66
         ---------
     6.7 Enforceable Obligations ...............................................  66
         -----------------------
     6.8 No Default ............................................................  67
         ----------
     6.9 Ownership .............................................................  67
         ---------
     6.10 Indebtedness .........................................................  67
          ------------
     6.11 Litigation ...........................................................  67
          ----------
     6.12 Taxes ................................................................  67
          -----
     6.13 Compliance with Law ..................................................  68
          -------------------
     6.14 ERISA ................................................................  68
          -----
     6.15 Subsidiaries as of the Closing Date ..................................  69
          -----------------------------------
     6.16 Use of Proceeds ......................................................  69
          ---------------
     6.17 Government Regulation ................................................  69
          ---------------------
     6.18 Environmental Matters ................................................  70
          ---------------------
     6.19 Intellectual Property ................................................  71
          ---------------------
     6.20 Solvency .............................................................  71
          --------
     6.21 Investments ..........................................................  71
          -----------
     6.22 Location of Collateral ...............................................  72
          ----------------------
     6.23 Disclosure ...........................................................  72
          ----------
     6.24 Licenses, etc ........................................................  72
          -------------
     6.25 Collateral Documents .................................................  72
          --------------------
     6.26 Burdensome Restrictions ..............................................  72
          -----------------------
     6.27 Year 2000 Compliance .................................................  73
        ----------------------
     6.28 Labor Contracts and Disputes .........................................  73
          ----------------------------

SECTION 7  AFFIRMATIVE COVENANTS ...............................................  73

     7.1 Information Covenants .................................................  73
         ---------------------
     7.2 Financial Covenants ...................................................  79
         -------------------
     7.3 Preservation of Existence and Franchises ..............................  80
         ----------------------------------------
     7.4 Books and Records .....................................................  80
         -----------------
     7.5 Compliance with Law ...................................................  80
         -------------------
     7.6 Payment of Taxes and Other Indebtedness ...............................  80
         ---------------------------------------
     7.7 Insurance .............................................................  81
         ---------
     7.8 Maintenance of Property ...............................................  82
         -----------------------
     7.9 Performance of Obligations ............................................  83
         --------------------------
     7.10 Collateral ...........................................................  83
          ----------
     7.11 Use of Proceeds ......................................................  83
          ---------------
     7.12 Audits/Inspections ...................................................  83
          ------------------
     7.13 Additional Subsidiaries ..............................................  84
          -----------------------
     7.14 Purchase Agreements ..................................................  84
          -------------------
     7.15 Post-Closing Requirements ............................................  84


SECTION 8    NEGATIVE COVENANTS.................................................  85
             -----------------
     8.1   Indebtedness.........................................................  85
           ------------
     8.2   Liens................................................................  86
           -----
     8.3   Nature of Business...................................................  86
           ------------------
     8.4   Consolidation; Merger; Dissolution; Liquidation; Winding Up..........  87
           -----------------------------------------------------------
     8.5   Disposition of Assets................................................  87
           ---------------------
     8.6   Sale Leasebacks......................................................  88
           ---------------
     8.7   Investments..........................................................  88
           -----------
     8.8   Restricted Payments..................................................  88
           -------------------
     8.9   Restrictions on Modifications to and Payments of Certain Indebtedness  88
           ---------------------------------------------------------------------
     8.10  Transactions with Affiliates.........................................  89
           ----------------------------
     8.11  Fiscal Year; Organizational Documents................................  89
           ------------------------------------
     8.12  No Limitations.......................................................  89
           --------------
     8.13  Ownership of Subsidiaries; Limitations on Parent.....................  89
           ------------------------------------------------
     8.14  No Other Negative Pledges............................................  90
           -------------------------
     8.15  No Foreign Subsidiaries..............................................  90
           -----------------------

SECTION 9    EVENTS OF DEFAULT..................................................  90
             -----------------
     9.1   Events of Default....................................................  90
           -----------------
     9.2   Acceleration; Remedies...............................................  93
           ----------------------
     9.3   Allocation of Payments After Event of Default........................  94
           ---------------------------------------------

SECTION 10   AGENCY PROVISIONS..................................................  95
             -----------------
     10.1  Appointment..........................................................  95
           -----------
     10.2  Delegation of Duties.................................................  95
           --------------------
     10.3  Exculpatory Provisions...............................................  96
           ----------------------
     10.4  Reliance on Communications...........................................  96
           --------------------------
     10.5  Notice of Default....................................................  97
           -----------------
     10.6  Non-Reliance on Agent and Other Lenders..............................  97
           ---------------------------------------
     10.7  Indemnification......................................................  97
           ---------------
     10.8  Agent in its Individual Capacity.....................................  98
           --------------------------------
     10.9  Successor Agent......................................................  98
           ---------------

SECTION 11   MISCELLANEOUS......................................................  99
             -------------
     11.1  Notices..............................................................  99
           -------
     11.2  Right of Set-Off.....................................................  99
           ----------------
     11.3  Benefit of Agreement.................................................  99
           --------------------
     11.4  No Waiver; Remedies Cumulative....................................... 102
           ------------------------------
     11.5  Payment of Expenses; Indemnification................................. 102
           ------------------------------------
     11.6  Amendments, Waivers and Consents..................................... 103
           --------------------------------
     11.7  Counterparts/Telecopy................................................ 104
           ---------------------
     11.8  Headings............................................................. 104
           --------
     11.9  Defaulting Lender.................................................... 104
           -----------------
     11.10 Survival of Indemnification and Representations and Warranties....... 105
           --------------------------------------------------------------
     11.11 Governing Law; Jurisdiction.......................................... 105
           ---------------------------
     11.12 Waiver of Jury Trial................................................. 105
           --------------------
     11.13 Time................................................................. 106
           ----
 11.14 Severability............................................................. 106
           ------------
     11.15 Further Assurances................................................... 106
           ------------------
     11.16 Confidentiality...................................................... 106
           ---------------
     11.17 Entirety............................................................. 106
           --------
     11.18 Binding Effect; Continuing Agreement................................. 107
           ------------------------------------
     11.19 Regulation O......................................................... 107
           ------------

SCHEDULES
---------

Schedule 1.1(a)    Commitment Percentages
Schedule 1.1(b)    Investments
Schedule 1.1(c)    Permitted Liens
Schedule 1.1(d)    Financial Information
Schedule 5.1(e)    Mortgage Properties
Schedule 5.1(h)    Consents
Schedule 5.1(j)    Corporate Structure
Schedule 6.10      Indebtedness
Schedule 6.15      Subsidiaries
Schedule 6.19      Intellectual Property
Schedule 6.22(a)   Real Property Locations
Schedule 6.22(b)   Personal Property Locations
Schedule 6.22(c)   Chief Executive Offices
Schedule 6.28      Labor Contract and Disputes
Schedule 7.7       Insurance
Schedule 11.1      Notices


EXHIBITS
--------
Exhibit 1.1        Form of Security Agreement
Exhibit 2.1(b)     Form of Notice of Borrowing
Exhibit 2.1(f)     Form of Revolving Note
Exhibit 2.3(e)     Form of Tranche A Term Note
Exhibit 2.4(e)     Form of Tranche B Term Note
Exhibit 2.5        Form of Notice of Continuation/Conversion
Exhibit 7.1(d)     Form of Officer's Certificate
Exhibit 7.13       Form of Joinder Agreement
Exhibit 11.3       Form of Assignment Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of
                                      ----------------
November 20, 1998 among PACKAGING DYNAMICS, L.L.C., a Delaware limited liability company (the "Borrower"), PACKAGING HOLDINGS, L.L.C., a Delaware limited
              --------
liability company (the "Parent"), each of the Subsidiaries of the Borrower
                        ------
(together with the Parent, individually a "Guarantor" and collectively the
                                           ---------
"Guarantors"), the Lenders (as defined herein), NATIONSBANK, N.A., as Agent for
 ----------
the Lenders.

                                    RECITALS

         WHEREAS, the Borrower has requested the Lenders provide the Borrower with a senior secured credit facility in an amount up to $85 million; and

         WHEREAS, the Lenders have agreed to make the requested senior secured credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

         1.1      Definitions.
                  -----------

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquisition", by any Person, means the acquisition by such
                   -----------
         Person of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable
                   -------------------
         Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the
                   ------------------------
         Applicable Percentage.

                  "Affiliate" means, with respect to any Person, any other
                   ---------
         Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means NationsBank, N.A.,
                   -----------------------
         NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                  "Agent" means NationsBank, N.A. (or any successor thereto) or
                   -----
         any successor administrative agent appointed pursuant to Section 10.9.

                  "Applicable Percentage" means the appropriate applicable
                   ---------------------
         percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

=======================================================================================================================
                                                         Applicable Percentage
                  -----------------------------------------------------------------------------------------------------
                         Eurodollar Loans               Base Rate Loans
                  --------------------------------------------------------------
                     Revolving                     Revolving                       Standby   Commercial
                      Loans and                     Loans and                      Letter      Letter
Pricing  Leverage  Tranche A Term Tranche B Term  Tranche A Term  Tranche B Term  of Credit   of Credit     Commitment
 Level    Ratio        Loans           Loans         Loans           Loans           Fee        Fee            Fee
-----------------------------------------------------------------------------------------------------------------------
   I   *2.5 to 1.0     2.25%          4.00%          1.25%          3.00%          2.25%       1.125%        0.50%
-----------------------------------------------------------------------------------------------------------------------

        * 3.0 to
  II     1.0 but       2.50%          4.00%          1.50%          3.00%          2.50%        1.25%        0.50%
        ** 2.5 to
           1.0

-----------------------------------------------------------------------------------------------------------------------

        * 3.5 to
  III    1.0 but       2.75%          4.00%          1.75%          3.00%          2.75%       1.375%        0.50%
        ** 3.0 to
           1.0

-----------------------------------------------------------------------------------------------------------------------

  IV    ** 3.5 to      3.00%          4.00%          2.00%          3.00%          3.00%        1.50%        0.50%
           1.0

=======================================================================================================================

*  Denotes Less than
** Denotes Greater than or equals to

                  The Applicable Percentage for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Commitment Fee for any day for purposes of Section 3.4(a), the applicable rate of the Standby Letter of Credit Fees for any day for purposes of Section 3.4(b)(i) and the Commercial Letter of Credit Fees for any day for purposes of Section 3.4(b)(ii) shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation
                                                                -----------
         Date") five Business Days after the date by which the Borrower is
         ----
         required to provide the officer's certificate in accordance with the provisions of Section 7.1(d); provided that the initial Applicable
                                       -------------
         Percentages shall be based on Pricing Level IV (as shown above) and shall remain at Pricing Level IV until the first Calculation Date subsequent to March 31, 1999, and, thereafter, the Pricing Level shall be determined by the Leverage Ratio calculated as of the most recent Calculation Date; and provided further that if the Borrower fails to
                               ---------------------
         provide the officer's certificate required by Section 7.1(d) on or before the most recent Calculation Date, the Applicable Percentages for such Calculation Date shall be based on Pricing Level IV from such Calculation Date until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effectivefrom one Calculation Date until the next Calculation Date. Any adjustment in the

         Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  The Borrower shall promptly deliver to the Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address,
                              -------------
         at the time the officer's certificate is required to be delivered by
         Section 7.1(d), information regarding any change in the Leverage Ratio that would change the existing Pricing Level pursuant to the preceding paragraph.

                  "Application Period", in respect of any Asset Disposition,
                   ------------------
         shall have the meaning assigned to such term in Section 8.5.

                  "Asset Disposition" means any disposition, other than pursuant
                   -----------------
         to an Excluded Asset Disposition, of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Credit Party whether by sale, lease, transfer or otherwise.

                  "Asset Disposition Prepayment Event" means, with respect to
                   ----------------------------------
         any Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

                  "Bagcraft" means Bagcraft Corporation of America, a Delaware
                   --------
         corporation.

                  "Bagcraft  Acquisition" means Bagcraft  Acquisition,  L.L.C.,
                   ---------------------
          a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower.

                  "Bagcraft Purchase Agreement" means that certain Asset
                   ---------------------------
         Purchase Agreement by and among Artra Group Incorporated, BCA Holdings, Inc., Bagcraft Acquisition, the Borrower, the principal shareholders named therein and Bagcraft, dated as of August 26, 1998, as it may be amended on or prior to the Closing Date.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the
                   ---------------
         United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" has the meaning set forth in Section
                   ----------------
         9.1(f).

                  "Base Rate" means, for any day, the rate per annum (rounded
                   ---------
         upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for
             ----
         any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate
                   --------------
         determined by reference to the Base Rate.

                  "Baxter Springs" means the City of Baxter Springs, Kansas.
                   --------------

                  "Baxter Springs Debt" means the Indebtedness described in
                   -------------------
         Schedule 6.10.
         -------------

                  "Borrower" means Packaging Dynamics, L.L.C., a Delaware
                   --------
         limited liability company, together with any successors and permitted assigns.

                  "Business Day" means any day other than a Saturday, a Sunday,
                   ------------
         a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina, Chicago, Illinois or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Calculation Date" has the meaning set forth in the definition
                   ----------------
         of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Borrower
                   --------------------
         and its Subsidiaries on a consolidated basis which, in accordance with GAAP, would be classified as capital expenditures, but excluding in any event Capital Leases; provided, however, that Capital Expenditures for
                               --------  -------
         the fiscal quarters ended December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998 shall be the amount indicated for such period on Schedule 1.1(d).
                   ---------------

                  "Capital Lease" means, as applied to any Person, any lease of
                   -------------
         any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation,
                   -------------
         capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, the issuing Person.

                  "Cash Equivalents" means (a) securities issued or directly and
                   ----------------
         fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each
                                                     -------------
         case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Cash Tax Payments" means, for any period, any payments of
                   -----------------
         federal, state and other income taxes made by the Borrower and its Subsidiaries; provided, however, that Cash Tax Payments for the fiscal
                       --------  -------
         quarters ended December 31, 1997, March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998 shall be the amount indicated for such period on Schedule 1.1(d). The term "Cash Tax Payments" shall
                            ---------------
         not include any Restricted Payments for Taxes.

                  "Change of Control" means any of the following events: (a) the
                   -----------------
         sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than Ivex or members of the Sponsor Group, (b) the Parent shall fail to own directly 100% of the outstanding Capital Stock in the Borrower, (c) Ivex and/or members of the Sponsor Group shall fail to own beneficially, directly or indirectly, in the aggregate at least 51% of the outstanding Voting Stock of the Parent, (d) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than Ivex or members of the Sponsor Group shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, 30% or more of the outstanding Voting Stock of the Parent or (e) the failure of Ivex and members of the Sponsor Group to control, whether through ownership of Voting Stock, by contract or otherwise, a majority of the seats (excluding vacant seats) on the Parent's Board of Directors. As used herein,

         "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act.

                  "Closing Date" means the date hereof.
                   ------------

                  "Code" means the Internal Revenue Code of 1986 and the rules
                   ----
         and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Collateral" means all Property of the Credit Parties in
                   ----------
         which, pursuant to the Collateral Documents, a Lien has been granted in favor of the Lenders.

                  "Collateral Documents" means the Security Agreement, the
                   --------------------
         Mortgage Documents and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Property of the Credit Parties, including without limitation, UCC financing statements and patent and trademark filings with respect to the Intellectual Property of the Credit Parties.

                  "Commercial Letter of Credit Fee" means the fee payable to the
                   -------------------------------
         Lenders pursuant to Section 3.4(b)(ii).

                  "Commitment Fee" means the fee payable to the Lenders pursuant
                   --------------
         to Section 3.4(a).

                  "Commitments" means (i) with respect to each Lender, the
                   -----------
         Revolving Loan Commitment of such Lender, the Tranche A Term Loan Commitment of such Lender and the Tranche B Term Loan Commitment of such Lender, and (ii) with respect to the Issuing Lender, the LOC Commitment.

                  "Construction Loan Documents" shall have the meaning assigned
                   ---------------------------
         to such term in the Intercreditor Agreement.

                  "Credit Documents" means this Credit Agreement, the Notes, any
                   ----------------
         Joinder Agreement, the Collateral Documents, the LOC Documents, and all other related agreements and documents issued or delivered by any Credit Party hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means the Borrower and the Guarantors and
                   --------------
         "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all
                   ------------------------
         of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which any Credit Party is a party (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under Hedging Agreements.

                  "Debt Issuance" means the issuance of any Indebtedness for
                   -------------
         borrowed money by a Credit Party, other than Indebtedness permitted by
         Section 8.1.

                  "Default" means any event, act or condition which with notice
                   -------
         or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, (a)
                   -----------------
         has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
         (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Detroit Paper Mill Assets" means the assets purchased by IPMC
                   -------------------------
         Acquisition pursuant to the Detroit Paper Mill Purchase Agreement.

                  "Detroit Paper Mill Purchase Agreement" means that certain
                   -------------------------------------
         Asset Purchase Agreement by and among IPC, Inc., IPMC Acquisition, the Borrower and IPMC, dated as of August 28, 1998, as it may be amended on or prior to the Closing Date.

                  "Dollars" and "$" means dollars in lawful currency of the
                   -------       -
         United States of America.

                  "EBITDA" means, for any period, with respect to the Borrower
                   ------
         and its Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses (including any gain or loss from the sale of Property) or non-cash losses) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income or franchise taxes and Restricted Payments for Taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP; provided, however,
                                                            --------  -------
         that (1) EBITDA for the fiscal quarter of the Borrower ending December 31, 1998 and March 31, 1999 (A) shall be determined without giving effect to non-cash purchase price accounting adjustments of up to $2.5 million relating to the Transactions and (B) in the case of the fiscal quarter of the Borrower ending December 31, 1998, shall be equal to the amount determined for such period pursuant to the foregoing terms of this definition plus $900,000 and (2) EBITDA for the fiscal quarters
                         ----
         ended December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998 shall be the amount indicated for such period on Schedule
                                                                   --------
         1.1(d).
         ------

                  "Effective Date" means the date on which the conditions set
                   --------------
         forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

                  "Eligible Assets" means any assets or any business (or any
                   ---------------
         substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its

         Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

                  "Eligible Assignee" means (a) any Lender; (b) an Affiliate of
                   -----------------
         a Lender; and (c) any other Person approved by the Agent and the Borrower (such approval not to be unreasonably withheld or delayed (it being understood that the Borrower may refuse to consent to an assignment to a potential competitor of the Borrower)); provided that
                                                                 -------- ----
         (i) the Borrower's consent is not required if at the time any assignment is effected in accordance with Section 11.3(b) an Event of Default has occurred and is continuing, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Agent from the Borrower within two Business Days after notice of such proposed assignment has been received by the Borrower; and (iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Reinvestment" means (i) an acquisition (whether or
                   ---------------------
         not constituting a capital expenditure, but not constituting an Acquisition) of long-term Eligible Assets and (ii) a Permitted Acquisition.

                  "Environmental Claim" means any investigation, written notice,
                   -------------------
         written violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, natural resources, or the environment.

                  "Environmental Laws" means any current or future legal
                   ------------------
         requirement of any Governmental Authority pertaining to (a) the protection of health and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC

         4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300
         (f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "Equity Issuance" means any issuance by a Credit Party to any
                   ---------------
         Person (other than a Credit Party, a member of the Sponsor Group or Ivex) of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity (other than stock issued to managers, officers or directors pursuant to stock plans or equity plans). The term "Equity Issuance" shall not include any Asset Disposition.

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
         1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not
                   ---------------
         incorporated, which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means a Loan bearing interest based at a
                   ---------------
         rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each
                   ---------------
         Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                   Eurodollar Rate =      London Interbank Offered Rate
                                          -----------------------------
                                          1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that
                   -----------------------------
         percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the events or circumstances
                   ----------------
         specified in Section 9.1.

                  "Excess Cash Flow" means, with respect to any fiscal year
                   ----------------
         period of the Borrower and its Subsidiaries on a consolidated basis, an amount equal to, without duplication, (a) EBITDA for such period minus
                                                                          -----
         (b) Capital Expenditures for such period minus (c) the aggregate cash
                                                  -----
         consideration paid during such period for Permitted Investments of the types described in clauses (d), (e), (f) and (h) of the definition of "Permitted Investments" set forth in this Section 1.1) minus (d)
          ---------------------                                 -----
         Interest Expense for such period minus (e) Cash Tax Payments made
                                          -----
         during such period minus (f) Restricted Payments for Taxes made during
                            -----
         such period minus (g) Scheduled Funded Debt Payments for such period
                     -----
         minus (h) voluntary prepayments made with respect to the Term Loans
         -----
         made during such period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
         amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Excluded Asset Disposition" means (i) the sale of inventory
                   --------------------------
         in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) any Asset Disposition by one Credit Party to another Credit Party other than the Parent if (a) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.10 after giving effect to such Asset Disposition and (b) after giving effect to such Asset Disposition, no Default or Event of Default exists, (iv) the lease or sublease of real property interests in the ordinary course of business, (v) the license of intellectual property in the ordinary course of business, (vi) any casualty or condemnation event provided that the Borrower shall comply with Section 7.7, (vii) the transfer of Property constituting a Permitted Investment or permitted pursuant to
         Section 8.4 and (viii) any Equity Issuance.

                  "Exempt Affiliate Transactions" means (a) advances of working
                   -----------------------------
         capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent (including without limitation transfers of the types referred to in clause (iii) of the definition of "Excluded Asset Dispositions" set forth in this
                               ---------------------------
         Section 1.1), (c) transactions permitted by Section 8.1, Section 8.4,
         Section 8.5, Section 8.7 or Section 8.8, (d) normal compensation and reimbursement of expenses of officers and directors, (e) provided that no Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, payments by the Credit Parties pursuant to that certain Consulting Agreement dated as of November 20, 1998 between the Borrower and IPC, Inc. of an annual consulting fee of up to $500,000 and reasonable out-of-pocket expenses of IPC, Inc. incurred in connection with such Consulting Agreement and
         (f) transactions contemplated by that certain Supply Agreement dated as of November 20, 1998 between the Borrower and IPC, Inc.

                  "Extension of Credit" means, as to any Lender, the making of a
                   -------------------
         Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Federal Funds Rate" means for any day the rate per annum
                   ------------------
         (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Fee Letter" means that certain letter agreement between the
                   ----------
         Borrower, NMS and the Agent dated as of the Closing Date.

                  "Fixed Charge Coverage Ratio" means, for the Borrower and its
                   ---------------------------
         Subsidiaries as of the last day of any fiscal quarter for the twelve month period then ended, the ratio of (a) EBITDA minus Capital
                                                          -----
         Expenditures minus Restricted Payments for Taxes minus Cash Tax
                      -----                               -----
         Payments to (b) cash Interest Expense plus Scheduled Funded Debt
                                               ----
         Payments.

                  "Funded Debt" of any Person means, without duplication, (a)
                   -----------
         all Indebtedness of such Person for borrowed money, excluding intercompany items, (b) all purchase money Indebtedness of such Person,
         (c) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (d) all obligations of such Person, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Funded Debt, in calculating aggregated Funded Debt only such other obligation shall be included), (e) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (f) all Funded Debt of another Person secured by a Lien on any Property of such Person but only to the extent of the value of such Property, whether or not such Funded Debt has been assumed and (g) all Funded Debt of any partnership or unincorporated joint venture to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any Property of such partnership or joint venture.

                  "GAAP" means generally accepted accounting principles in the
                   ----
         United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local,
                   ----------------------
         provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of the Persons identified as a
                   ---------
         "Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.13.

                  "Guaranty Obligations" means, with respect to any Person,
                   --------------------
         without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste
                   -------------------
         regulated under any Environmental Laws.

                  "Hedging Agreements" means collectively, interest rate
                   ------------------
         protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

                  "Indebtedness" of any Person means, without duplication, (a)
                   ------------
         all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all net obligations of such Person in respect of hedging agreements, foreign currency exchange obligations, and commodity futures agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP and (l) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated net of any tangible Property of such partnership or joint venture.

                  "Intellectual Property" has the meaning set forth in Section
                   ---------------------
         6.19.

                  "Intercreditor Agreement" means that certain Intercreditor
                   -----------------------
         Agreement dated as of the date hereof among the Agent, the Borrower, Bagcraft Acquisition, LLC, Baxter Springs and KDOCH, as amended, modified, restated or supplemented from time to time.

                  "Interest Coverage Ratio" means, as of the last day of any
                   -----------------------
         fiscal quarter, the ratio of (a) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the twelve month period then ended to (b) cash Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the twelve month period then ended.

                  "Interest Expense" means, for any period, with respect to the
                   ----------------
         Borrower and its Subsidiaries on a consolidated basis, all cash interest expense (paid or accrued to be paid), including the interest component under Capital Leases, as determined in accordance with GAAP; provided, however, that Interest Expense for the fiscal quarters ended
         --------  -------
         December 31, 1997, March 31, 1998, June 30, 1998, September 30, 1998
         and December 31, 1998 shall be the amount indicated for such period on
         Schedule 1.1(d).
         ---------------

                  "Interest Payment Date" means (a) as to Base Rate Loans, each
                   ---------------------
         March 31, June 30, September 30 and December 31 and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date; provided that if the applicable Interest Period exceeds three months, at the end of each three month interval during such period.

                  "Interest Period" means, as to Eurodollar Loans, a period of
                   ---------------
         one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date, (c) with regard to Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of applicable Term Loans comprised of Base Rate Loans, together with the portion of applicable Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to such Principal Amortization Payment Date is greater than or equal to the Principal Amortization Payment due on such Principal Amortization Payment Date and (d) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether
                   ----------
         for cash, Property, services, assumption of Indebtedness, securities or otherwise) of Property, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other Property in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "IPMC" means IPMC, Inc., a Delaware corporation.
                   ----

                  "IPMC  Acquisition"  means IPMC  Acquisition, L.L.C., a
                   -----------------
         Delaware limited liability company and a wholly-owned Subsidiary of the Borrower.

                  "Issuing Lender" means NationsBank, N.A. or any successor
                   --------------
         Agent.

                  "Issuing Lender Fees" means the fee payable to the Issuing
                   -------------------
         Lender pursuant to Section 3.4(c).

                  "Ivex" means Ivex Packaging Corporation, a Delaware
                   ----
         corporation.

                  "Joinder Agreement" means a Joinder Agreement substantially in
                   -----------------
         the form of Exhibit 7.13.
                     ------------

                  "KDOCH" means the Kansas Department of Commerce & Housing.
                   -----

                  "Leasehold Mortgage" has the meaning set forth in Section
                   ------------------
         5.1(e).

                  "Leasehold Mortgage Properties" has the meaning set forth in
                   -----------------------------
         Section 5.1(e).

          "Lender" means any of the Persons identified as a "Lender" on the
           ------
     signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means a letter of credit issued for the account of
           ----------------
     a Credit Party by the Issuing Lender pursuant to Section 2.2, as such letter of credit may be amended, modified, extended, renewed or replaced.

          "Leverage Ratio" means, as of the last day of any fiscal quarter, the
           --------------
     ratio of (a) total Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as of such date, to (b) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the twelve month period then ended.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

          "Loan" or "Loans" means the Revolving Loans and the Term Loans (or a
           ----      -----
     portion of any Revolving Loan or Term Loan), individually or collectively, as appropriate.

          "LOC Commitment" means the commitment of the Issuing Lender to issue
           --------------
     Letters of Credit for the account of a Credit Party in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

          "LOC Committed Amount" shall have the meaning assigned to such term in
           --------------------
     Section 2.2(a).

          "LOC Documents" means, with respect to any Letter of Credit, such
           -------------
     Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (a) the maximum
           ---------------
     amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
                                                                         ----
     (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

          "LOC Participants" means the Lenders whose Revolving Loan Commitment
           ----------------
     Percentage is greater than zero.

          "London Interbank Offered Rate" means, with respect to any Eurodollar
           -----------------------------
     Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with
                          -----------------------------
     respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Management Notes" means the promissory notes referenced in Section
           ----------------
     5.1(k).

          "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).
           -------------------

          "Material Adverse Effect" means a material adverse effect, after
           -----------------------
     taking into account applicable insurance, if any, on (a) the operations, financial condition, business or prospects of the Credit Parties taken as a whole, (b) the ability of a Credit Party to perform in any material respect its obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

          "Maturity Date" means (a) as to the Revolving Loans, Letters of Credit
           -------------
     (and the related LOC Obligations) and Tranche A Term Loans, November 20, 2004, and (b) as to the Tranche B Term Loans, November 20, 2005.

          "Moody's" means Moody's Investors Service, Inc., or any successor or
           -------
     assignee of the business of such company in the business of rating securities.

          "Mortgage Documents" means the Mortgages and the Leasehold Mortgages.
           ------------------

          "Mortgage Policies" has the meaning set forth in Section 5.1(e).
           -----------------

          "Mortgages" has the meaning set forth in Section 5.1(e).
           ---------

          "Mortgage Properties" has the meaning set forth in Section 5.1(e).
           -------------------

          "Multiemployer Plan" means a Plan covered by Title IV of ERISA which
           ------------------
     is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan covered by Title IV of ERISA,
           ----------------------
     other than a Multiemployer Plan, which any Credit Party or any ERISA Affiliate and at least one employer other than a Credit Party or any ERISA Affiliate are contributing sponsors.

          "NationsBank" means NationsBank, N.A. or any successor thereto.
           -----------

          "Net Cash Proceeds" means the aggregate cash proceeds received from an
           -----------------
     Asset Disposition, an Equity Issuance or a Debt Issuance net of (a) reasonable transaction costs payable to third parties, (b) taxes paid or a good faith estimate of the taxes payable with respect to such proceeds (including, without duplication, withholding taxes, Cash Tax Payments and Restricted Payments for Taxes) and (c) with respect to any Asset Disposition, the outstanding Indebtedness (other than the Loans) required to be repaid as a result of such Asset Disposition.

          "Net Income" means, for any period, the net income after taxes for
           ----------
     such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "Net Worth" means, as of the last day of any fiscal quarter,
           ---------
     shareholders' equity or net worth of the Borrower and its Subsidiaries on a consolidated basis as of such date, as determined in accordance with GAAP.

          "NMS" means NationsBanc Montgomery Securities LLC.
           ---

          "Non-Excluded Taxes" has the meaning set forth in Section 3.13.
           ------------------

          "Note" or "Notes" means the Revolving Loan Notes and the Term tNotes,
           ----      -----
     individually or collectively, as appropriate.

          "Notice of Borrowing" means a request by the Borrower for a Revolving
           -------------------
     Loan, in the form of Exhibit 2.1(b).
                          --------------

          "Notice of Continuation/Conversion" means a request by the Borrower to
           ---------------------------------
     continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.5.
                          -----------

          "Parent" means Packaging Holdings, L.L.C., a Delaware limited
           ------
     liability company.

          "Participation Interest" means the Extension of Credit by a Lender by
           ----------------------
     way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in
     Section 3.8.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "Permitted Acquisition" means any Acquisition by the Borrower or any
           ---------------------
     of its Subsidiaries provided that (i) the Property acquired (or the
                         --------
     Property of the Person acquired) in such Acquisition are used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of
     Section 7.10 and/or Section 7.13, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.2, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, (vii) after giving effect to such Acquisition, there shall be at least $5,000,000 of availability existing under the Revolving Committed Amount and (ix) the aggregate consideration (including cash and non-cash consideration and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness)) for all such Acquisitions occurring after the Closing Date shall not exceed $15,000,000.

          "Permitted Investments" means Investments which are (a) cash or Cash
           ---------------------
     Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in another Credit Party other than the Parent, (e) loans to directors, officers or employees (i) in the ordinary course of business for reasonable business expenses, not to exceed $1,000,000 in aggregate principal amount at any one time outstanding and (ii) in connection with their acquisition of interests in the Parent, not to exceed $1,000,000 in aggregate principal amount at any one time outstanding; (f) Investments in Capital Expenditures; (g) the Transactions; (h) Permitted Acquisitions; and
     (i) Investments existing as of the Closing Date and set forth in Schedule
                                                                      --------
     1.1(b).
     ------

          "Permitted Liens" means (a) Liens securing Credit Party Obligations,
           ---------------
     (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), restrictive covenants, matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default if discharged within 30 days, (i) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(d), provided that
                                                                  -------------
     any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof and any such Lien does not at any time encumber Property other than the Property financed by such purchase money Indebtedness, (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the date hereof and identified on
     Schedule 1.1(c); provided that no such Lien shall extend to any Property
     ---------------  -------------
     other than the Property subject thereto on the Closing Date and (l) any Lien granted in connection with any amendment, restatement, supplement, renewal, replacement, extension or refunding (or successive amendments, restatements, supplements, extensions or refundings) in whole or in part of any Indebtedness permitted by Section 8.1(b) other than the Baxter Springs Debt; provided that the principal amount of Indebtedness secured by any such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to such amendment, restatement, supplement, renewal, replacement, extension or refunding.

          "Person" means any individual, partnership, joint venture, firm,
           ------
     corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Post-Closing Purchase Price Adjustments" means any reduction in the
           ---------------------------------------
     aggregate purchase price paid by the Borrower or any of its Subsidiaries (whether such purchase price is payable in cash, notes or other Property) in connection with (i) either of the Transactions or (ii) any Permitted Acquisition.

          "Prime Rate" means the per annum rate of interest established from
           ----------
     time to time by the Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Principal Amortization Payment" means a principal payment on the Term
           ------------------------------
     Loans as set forth in Sections 2.3(c) and 2.4(c).

          "Principal Amortization Payment Date" means the date a Principal
           -----------------------------------
     Amortization Payment is due.

          "Pro Forma Basis" means, for purposes of calculating (utilizing the
           ---------------
     principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in Section 7.2 in respect of a proposed Acquisition as referred to in the definition of "Permitted
                                                                 ---------
     Acquisition" set forth in this Section 1.1, that such Acquisition shall be
     -----------
     deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the financial statements and officers' certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(d). In connection with any calculation of the financial covenants set forth in
     Section 7.2 upon giving effect on a Pro Forma Basis to any Acquisition, (1) any Indebtedness incurred by any Credit Party in connection with such Acquisition (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (2) income statement items (whether positive or negative) attributable to the Capital Stock or Property acquired in such Acquisition shall be included to the extent relating to the relevant period.

          "Pro Forma Compliance Certificate" means a certificate of the chief
           --------------------------------
     financial officer or treasurer of the Borrower delivered to the Agent in connection with any Acquisition as referred to in the definition of "Permitted Acquisition" set forth in this Section 1.1 and containing
      ---------------------
     reasonably detailed calculations, upon giving effect to such Acquisition on a Pro Forma Basis, of each of the financial covenants set forth in Section
     7.2 as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Agent shall have received the financial statements and officers' certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(d).

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Purchase Agreements" means a collective reference to the Bagcraft
           -------------------
     Purchase Agreement and the Detroit Paper Mill Purchase Agreement.

          "Real Properties" means the Mortgage Properties, the Leasehold
           ---------------
     Mortgage Properties and such other real properties as the Credit Parties may own or lease (as lessee or sublessee) from third parties from time to time.

          "Regulation D, U, T or X" means Regulation D, U, T or X, respectively,
           ------------------------
     of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reportable Event" means a "reportable event" as defined in Section
           ----------------
     4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

          "Required Lenders" means Lenders whose aggregate Credit Exposure (as
           ----------------
     hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a
                               --------  -------
     Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean
     (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus the Tranche A Term Loan Commitment Percentage of such Lender multiplied by aggregate Tranche A Term Loans outstanding at such time plus the Tranche B Term Loan Commitment Percentage of such Lender multiplied by the aggregate Tranche B Term Loans outstanding at such time, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

          "Requirement of Law" means, as to any Person, the articles or
           ------------------
     certificate of incorporation, by-laws, articles of organization, operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

          "Reserve Amount" shall have the meaning assigned to such term in
           --------------
     Section 2.1(g).

          "Restricted Payment" means (i) any dividend or other payment or
           ------------------
     distribution, direct or indirect, on account of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party, or to the holders, in their capacity as such, of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party (other than dividends or distributions payable in the same class of Capital Stock in the applicable Person or to any Credit Party other than the Parent (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Capital Stock, now or hereafter outstanding, in any Credit Party, (iv) any payment or prepayment of any obligations (including without limitation principal, interest, premiums and fees) evidenced by, arising under or relating to the Subordinated Note and
     (v) any loan or advance to the Parent.

          "Restricted Payments for Taxes" means:
           -----------------------------

               (i) in respect of the Borrower and its Subsidiaries on a consolidated basis, for any period during which the Borrower or any Subsidiary is treated as a flow-through entity for tax purposes, the aggregate amount (without duplication) of Restricted Payments made by the Borrower and its Subsidiaries during such period to enable the payment of Federal, state and other income taxes with respect to such Person; provided, however, that Restricted Payments for Taxes in
                  --------  -------
          respect of the Borrower and its Subsidiaries for the fiscal quarters ended December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998 shall be the amount indicated for such period on Schedule
                                                                    --------
          1.1(d); and
          ------

               (ii) in respect of the Parent, at any time that the Parent is treated as a flow-through entity for tax purposes, the aggregate amount of Restricted Payments made by the Parent during such period to enable the payment of Federal, state and other income taxes with respect to such Person.

     The term "Restricted Payments for Taxes" shall not include any Cash Tax Payments.

          "Revolving Committed Amount" means TWENTY-TWO MILLION FIVE HUNDRED
           --------------------------
     THOUSAND DOLLARS ($22,500,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or 3.3(c).

          "Revolving Lender" means any Lender holding a Revolving Loan
           ----------------
     Commitment, as identified on Schedule 1.1(a), greater than zero, together with permitted successors and assigns.

          "Revolving Loan Commitment" means, with respect to each Revolving
           -------------------------
     Lender, the commitment of such Lender to make its portion of the Revolving Loans in a principal amount equal to such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount.

          "Revolving Loan Commitment Percentage" means, for each Lender, the
           ------------------------------------
     percentage identified as its Revolving Loan Commitment Percentage on
     Schedule 1.1(a), as such percentage may be modified in connection with any
     ---------------
     assignment made in accordance with the provisions of Section 11.3.

          "Revolving Loans" means the Revolving Loans made to the Borrower
           ---------------
     pursuant to Section 2.1.

          "Revolving Note" or "Revolving Notes" means the promissory notes of
           --------------      ---------------
     the Borrower in favor of each of the Revolving Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(g).
                                 --------------

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
     McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

          "Scheduled Funded Debt Payments" means, as of the end of each fiscal
           ------------------------------
     quarter of the Borrower, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that (a) Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3 and (b) Scheduled Funded Debt Payments for the fiscal quarters ended December 31, 1997, March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998 shall be the amount indicated for such period on Schedule 1.1(d).
                                  ---------------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations promulgated thereunder.

          "Security Agreement" means the security agreement dated as of the
           ------------------
     Closing Date in the form of Exhibit 1.1A to be executed in favor of the
                                 ------------
     Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Solvent" means, with respect to any Person as of a particular date,
           -------
     that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Sponsor Group" means any of FW Strategic Partners (or its designee),
           -------------
     L.P., Keystone, Inc. (or its designee), Packaging Investors, LLC, DCBS Investors, L.L.C. and members of the executive management of the Borrower or Ivex.

          "Standby Letter of Credit Fee" means the fee payable to the Lenders
           ----------------------------
     pursuant to Section 3.4(b)(i).

          "Subordinated Indebtedness" means (i) the Indebtedness evidenced by
           -------------------------
     the Subordinated Note and (ii) any other Indebtedness incurred by the Borrower which by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Required Lenders. The term "Subordinated Indebtedness" shall not include any of the Baxter Springs Debt.

          "Subordinated Note" means that certain $12,500,000 promissory note,
           -----------------
     dated November 20, 1998, executed by the Parent in favor of IPMC, as such promissory note may be amended, modified, supplemented, extended, renewed, refinanced or replaced from time to time.

          "Subsidiary" means, as to any Person, (a) any corporation more than
           ----------
     50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, limited liability company, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

          "Term Loans" means, collectively, the Tranche A Term Loans and the
           ----------
     Tranche B Term Loans.

          "Term Note" means any of the Tranche A Term Notes and the Tranche B
           ---------
     Term Notes and "Term Notes" means collectively the Tranche A Term Notes and
                     ----------
     the Tranche B Term Notes.

          "Termination Event" means (a) with respect to any Single Employer
           -----------------
     Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of

     ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

          "Title Insurance Company" means Chicago Title Insurance Company.
           -----------------------

          "Tranche A Term Lender" means any Lender holding a Tranche A Term Loan
           ---------------------
     Commitment greater than zero, as identified on Schedule 1.1(a), together
                                                    ---------------
     with permitted successors and assigns.

          "Tranche A Term Loans" means the term loans made to the Borrower by
           --------------------
     the Tranche A Term Lenders pursuant to Section 2.3.

          "Tranche A Term Loan Commitment" means, with respect to each Tranche A
           ------------------------------
     Term Lender, the commitment of such Lender to make its portion of the Tranche A Term Loans in a principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount.

          "Tranche A Term Loan Commitment Percentage" means, for any Tranche A
           -----------------------------------------
     Term Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be
                              ---------------
     modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Tranche A Term Loan Committed Amount" means TWENTY MILLION DOLLARS
           ------------------------------------
     ($20,000,000).

          "Tranche A Term Note" or "Tranche A Term Notes" means the promissory
           -------------------      --------------------
     notes of the Borrower in favor of each of the Tranche A Term Lenders evidencing the Tranche A Term Loans provided pursuant to Section 2.3, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time, as evidenced in the form of Exhibit 2.3(e).
                                                             --------------

          "Tranche B Term Lender" means any Lender holding a Tranche B Term Loan
           ---------------------
     Commitment, as identified on Schedule 1.1(a), greater than zero, together
                                  ---------------
     with permitted successors and assigns.

          "Tranche B Term Loans" means the term loans made to the Borrower by
           --------------------
     the Tranche B Term Lenders pursuant to Section 2.4.

          "Tranche B Term Loan Commitment" means, with respect to each Tranche B
           ------------------------------
     Term Lender, the commitment of such Lender to make its portion of the Tranche B Term Loans in a principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount.

          "Tranche B Term Loan Commitment Percentage" means, for any Tranche B
           -----------------------------------------
     Term Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be
                              ---------------
     modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Tranche B Term Loan Committed Amount" means FORTY-TWO MILLION FIVE
           ------------------------------------
     HUNDRED THOUSAND DOLLARS ($42,500,000).

          "Tranche B Term Note" or "Tranche B Term Notes" means the promissory
           -------------------      --------------------
     notes of the Borrower in favor of each of the Tranche B Term Lenders evidencing the Tranche B Term Loans provided pursuant to Section 2.4, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time, as evidenced in the form of Exhibit 2.4(e).
                                                             --------------

          "Transactions" means a collective reference to (i) the acquisition by
           ------------
     Bagcraft Acquisition of substantially all of the assets and liabilities of Bagcraft pursuant to the Bagcraft Purchase Agreement, and the transfers and transactions necessary or incidental thereto and (ii) the acquisition by IPMC Acquisition of the Detroit Paper Mill Assets pursuant to the Detroit Paper Mill Purchase Agreement, and the transfers and transactions necessary or incidental thereto.

          "Unused Commitment" means, for any period, the amount by which (a) the
           -----------------
     then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans (but specifically excluding the Reserve Amount) plus the aggregate amount of LOC Obligations outstanding with respect to Letters of Credit.

          "Voting Stock" of a corporation means all classes of the Capital Stock
           ------------
     of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly-Owned Subsidiary" of any Person means any Subsidiary 100% of
           -----------------------
     whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly-Owned Subsidiaries.

          "Year 2000 Problem" means any risk that any computer hardware,
           -----------------
     software or other equipment used by a Credit Party will not function as effectively and reliably on and after January 1, 2000 as it does prior to January 1, 2000, to the extent such risk would cause or be reasonably expected to cause a Material Adverse Effect.

     1.2  Computation of Time Periods and Other Definitional Provisions.
          -------------------------------------------------------------

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

     1.3  Accounting Terms.
          ----------------

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 6.1(a)); provided,
                                                                       --------
however, if (a) the Borrower shall object to determining such compliance on such
-------
basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.2 (including without limitation for purposes of the definition of "Applicable Percentage" set forth in Section 1.1), (i)(A) income statement items (whether positive or negative) attributable to the property disposed of in any Asset Disposition as contemplated by Section 8.5 shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired in connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) income statement items (whether positive or negative) attributable to any Person or property acquired in any Acquisition contemplated by the definition of "Permitted Acquisition" set forth in Section 1.1 shall, to
                      ---------------------
the extent not otherwise included in such income statements items for the Credit Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations.

                                    SECTION 2

                                CREDIT FACILITIES
                                -----------------

     2.1  Revolving Loans.
          ---------------

          (a) Revolving Loan Commitment. Subject to the terms and conditions set
              -------------------------
     forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower,
      --------------                        ---------------
     in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate
                       --------  -------
     amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the Reserve Amount shall not exceed the Revolving Committed Amount and
     (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

          (b)  Method of Borrowing for Revolving Loans. (i) By no later than
               ---------------------------------------
     11:00 a.m. (A) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (B) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Agent with the information described below as well as submit a written Notice of Borrowing in the form of Exhibit 2.1(b) to the Agent setting forth (1) the amount requested, (2)
        --------------
     whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (3) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and
     (4) certification that the Borrower has complied in all respects with
     Section 5.2. All Revolving Loans made on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of such Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5.

               (ii) Subject to the other terms and conditions set forth herein (including without limitation satisfaction of the conditions precedent set forth in Section 5.2), the Borrower hereby agrees that, until such time as all of the obligations of the Borrower under the Construction Loan Documents shall have been paid in full and Baxter Springs shall have released all of its Liens in any Property of the Borrower or any of the other Credit Parties, Baxter Springs (or KDOCH on behalf of Baxter Springs) shall be authorized to request that Revolving Loans be made on behalf of the Borrower for application to any obligations which are past due under the Construction Loan Documents. Requests for Revolving Loans pursuant to this Section 2.1(b)(ii) shall be made pursuant to a written Notice of Borrowing signed by either the Mayor of Baxter Springs or the Secretary of KDOCH, substantially in accordance with the terms of Section 2.1(b)(i) above. The proceeds of each Revolving Loan made pursuant to this Section 2.1(b)(ii) shall be paid to the account and in accordance with the wiring instructions set forth in the related Borrowing Notice for application to the past due obligations of the Borrower under the Construction Loan Documents. Revolving Loans made pursuant to this Section 2.1(b)(ii) on any day shall not exceed the aggregate amount of amounts which are past due under the Construction Loan Documents on such date. On the date that any Revolving Loans are to be made pursuant to this Section 2.1(b)(ii), the Agent shall so notify the Borrower and shall send to the Borrower a copy of the related Borrowing Notice. The Borrower hereby agrees (A) that the Agent shall be entitled to rely upon, and shall be fully protected in acting upon and in accordance with, any Borrowing Notice delivered by or on behalf of Baxter Springs pursuant to this Section 2.1(b)(ii) and believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by or on behalf of the Mayor of Baxter Springs or the Secretary of KDOCH, even if such Borrowing Notice should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) that the Agent shall not be required to confirm or verify with the Borrower or any other Person the appropriateness or accuracy of any Borrowing Notice delivered by or on behalf of Baxter Springs pursuant to this Section 2.1(b)(ii), (C) to hold the Agent and the Lenders harmless in respect of any Revolving Loan advances made available to Baxter Springs pursuant to and in accordance with the terms of this
     Section 2.1(b)(ii), (D) that as between the Borrower and the Agent and the Lenders, the Borrower shall assume all risks of the acts of Baxter Springs or KDOCH pursuant to this Section 2.1(b)(ii), (E) that any action taken or omitted by the Agent or any Lender pursuant to or in connection with any Borrowing Notice delivered by or on behalf of Baxter Springs pursuant to this Section 2.1(b)(ii), if taken or omitted in good faith, shall not put the Agent or such Lender under any resulting liability to the Borrower or any other Credit Party and (F) the provisions of this Section 2.1(b)(ii) shall be construed and applied to protect and exculpate the Agent and the Lenders against any and all risks involved in the making of Revolving Loan advances pursuant to this Section 2.1(b)(ii), all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), provided that such provisions shall not be deemed to protect or exculpate the Agent or any Lender in respect of any action or inaction of such Person constituting gross negligence or willful misconduct.

          (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing,
              --------------------------
     the Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Agent by 2:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Revolving Loans are made available to the Agent. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  (d)  Reductions of Revolving Committed Amount. Upon at least
                       ----------------------------------------
         three Business Days' notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations plus the Reserve Amount. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

             (e)  Interest. Subject to the provisions of Section 3.1,
                  --------

                  (i)  Base Rate Loans. During such periods as Revolving Loans
                       ---------------
             shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                  (ii) Eurodollar Loans. During such periods as Revolving Loans
                       ----------------
             shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

             (f)  Revolving Notes. The Revolving Loans made by each Revolving
                  ---------------
         Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(f).
                                                 --------------

             (g)  Reserve for Baxter Springs Debt. Until such time as all of the
                  -------------------------------
         obligations of the Borrower under the Construction Loan Documents shall have been paid in full and Baxter Springs shall have released all of its Liens in any Property of the Borrower or any of the other Credit Parties, a portion of the Revolving Committed Amount in an amount equal to the Reserve Amount shall be reserved to finance amounts which become due and payable under the Construction Loan Documents as provided in paragraph 19 of the Intercreditor Agreement. For purposes of this subsection (g), the term "Reserve Amount" shall mean, at any time, an amount equal to the lesser of (i) the then outstanding principal amount of the Indebtedness under the Construction Loan Documents and (ii) (A) at any time prior to payment in full of all obligations of the Borrower in respect of the Indebtedness referred to in item 2 on Schedule 6.10,
                                                                 -------------
         $1,200,000 and (B) at any time thereafter, $700,000. The Reserve Amount shall not be available for Revolving Loans made pursuant to Section 2.1(b)(i). The Reserve Amount shall not be reduced by the making of any Revolving Loans pursuant to Section 2.1(b)(ii) (except, as contemplated by the immediately preceding sentence, to the extent that the making of such Revolving Loans reduces the outstanding principal amount of the Indebtedness under the Construction Loan Documents).

         2.2      Letter of Credit Subfacility.
                  ----------------------------

                  (a)  Issuance. Subject to the terms and conditions hereof and
                       --------
         of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party under this Credit Agreement), the Issuing Lender shall from time to time upon request issue (from the Effective Date to the Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars, and the LOC Participants shall participate in, Letters of Credit for the account of a Credit Party; provided, however, that (i) the aggregate amount of LOC
                         --------  -------
         Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding plus the Reserve Amount shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The Issuing Lender may require the issuance and expiry date of each Letter of Credit to be a Business Day. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Credit Party, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents.

                  (b)  Notice and Reports. The request for the issuance of a
                       ------------------
         Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

                  (c)  Participations. Each LOC Participant, upon issuance of a
                       --------------
         Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or (e) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d)  Reimbursement. In the event of any drawing under any
                       -------------
         Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided, however, that the Borrower may have a claim against
                 --------  -------
         the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent of any actual damages suffered by the Borrower as a result of the Issuing Lender's gross negligence or willful misconduct in failing to pay a drawing under a Letter of Credit presented in strict conformity therewith. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Issuing Lender, in accordance with the terms of Section 2.2(e), in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 12:00 Noon, otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regardingthe unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

                  (e)  Repayment with Revolving Loans. On any day on which the
                       ------------------------------
         Borrower shall have requested, or been deemed to have requested in accordance with the terms of Section 2.2(d), a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause
         (d) above), the Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable
          -------------------
         Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective
                                  --- ----
         Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not
              ---------------
         comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in
                                                      --------  -------
         the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation

         Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f)  Modification and Extension. The issuance of any
                       --------------------------
         supplement, modification, amendment (which increases the face amount or extends the expiry date), renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (g)  Uniform Customs and Practices. The Issuing Lender may
                       -----------------------------
         have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be
                                       ---
         incorporated therein and deemed in all respects to be a part thereof.

                  (h)  Responsibility of Issuing Lender. It is expressly
                       --------------------------------
         understood and agreed as between the Lenders that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section
         2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (i)  Conflict with LOC Documents. In the event of any conflict
                       ---------------------------
         between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (j)  Indemnification of Issuing Lender.
                       ---------------------------------

                       (i) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").
                   ---------------

                       (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if the Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit;
                  (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                        (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                        (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                        (v) Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing

                Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

         2.3    Tranche A Term Loans.
                --------------------

                (a) Tranche A Term Loans. Subject to the terms and conditions
                    --------------------
         set forth herein, each Tranche A Term Lender severally agrees, on the Effective Date, to make a term loan to the Borrower, in Dollars, in an amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount; provided that the aggregate amount of such Tranche A Term Loans made on the Effective Date shall not exceed the Tranche A Term Loan Committed Amount. Once repaid, Tranche A Term Loans cannot be reborrowed.

                (b) Funding of Tranche A Term Loans. On the Effective Date, each
                    -------------------------------
         Tranche A Term Lender will make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount available to the Agent by deposit, in Dollars and in immediately available funds, at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the Tranche A Term Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Tranche A Term Loans are made available to the Agent. All Tranche A Term Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Tranche A Term Loans may be converted into Eurodollar Loans in accordance with the terms of
         Section 2.5.

                No Tranche A Term Lender shall be responsible for the failure or delay by any other Tranche A Term Lender in its obligation to make a Tranche A Term Loan hereunder; provided, however, that the failure of any Tranche A Term Lender to fulfill its obligations hereunder shall not relieve any other Tranche A Term Lender of its obligations hereunder. If the Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Tranche A Term Lender, the Agent may assume that such Tranche A Term Lender has or will make the amount of its Tranche A Term Loans available to the Agent on the Effective Date, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Tranche A Term Lender. If such Tranche A Term Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Tranche A Term Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Tranche A Term Loan and
         (ii) from a Tranche A Term Lender at the Federal Funds Rate.

                (c) Amortization. The principal amount of the Tranche A Term
                    ------------
         Loans shall be repaid in quarterly payments on the dates set forth below, with the remaining outstanding balance of the Tranche A Term Loans being due and payable on the Maturity Date:

           ===========================================================
                                              Tranche A Term Loan
              Principal Amortization         Principal Amortization
                   Payment Dates                    Payment
           -----------------------------------------------------------
                    March 31, 1999,
                     June 30, 1999,
                  September 30, 1999,
                   December 31, 1999,
                    March 31, 2000,                   $625,000
                     June 30, 2000,
                 September 30, 2000 and
                   December 31, 2000
           -----------------------------------------------------------
                    March 31, 2001,
                     June 30, 2001,
                  September 30, 2001,
                   December 31, 2001,
                    March 31, 2002,                   $750,000
                     June 30, 2002,
                 September 30, 2002 and
                   December 31, 2002
           -----------------------------------------------------------
                    March 31, 2003,
                     June 30, 2003,
                 September 30, 2003 and              $1,000,000
                   December 31, 2003
           -----------------------------------------------------------
                    March 31, 2004,
                     June 30, 2004,
                 September 30, 2004 and              $1,250,000
                     Maturity Date
           ===========================================================

          (d)  Interest. Subject to the provisions of Section 3.1, the Tranche A
               --------
     Term Loans shall bear interest at a per annum rate equal to:

               (i)   Base Rate Loans. During such periods as the Tranche A Term
                     ---------------
          Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii)  Eurodollar Loans. During such periods as the Tranche A Term
                     ----------------
          Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

          (e)  Tranche A Term Notes. The portion of the Tranche A Term Loans
               --------------------
     made by each Tranche A Term Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount, and substantially in the form of
     Exhibit 2.3(e).
     --------------

     2.4  Tranche B Term Loans.
          --------------------

          (a)  Tranche B Term Loans. Subject to the terms and conditions set
               --------------------
     forth herein, each Tranche B Term Lender severally agrees, on the Effective Date, to make a term loan to the Borrower, in Dollars, in an amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount; provided that the aggregate amount of such Tranche B Term Loans made on the Effective Date shall not exceed the Tranche B Term Loan Committed Amount. Once repaid, Tranche B Term Loans cannot be reborrowed.

          (b)  Funding of Tranche B Term Loans. On the Effective Date, each
               -------------------------------
     Tranche B Term Lender will make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount available to the Agent by deposit, in Dollars and in immediately available funds, at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the Tranche B Term Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Tranche B Term Loans are made available to the Agent. All Tranche B Term Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Tranche B Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5.

          No Tranche B Term Lender shall be responsible for the failure or delay by any other Tranche B Term Lender in its obligation to make a Tranche B Term Loan hereunder; provided, however, that the failure of any Tranche B Term Lender to fulfill its obligations hereunder shall not relieve any other Tranche B Term Lender of its obligations hereunder. If the Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Tranche B Term Lender, the Agent may assume that such Tranche B Term Lender has or will make the amount of its Tranche B Term Loans available to the Agent on the Effective Date, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Tranche B Term Lender. If such Tranche B Term Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Tranche B Term Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Tranche B Term Loan and (ii) from a Tranche B Term Lender at the Federal Funds Rate.

          (c)  Amortization. The principal amount of the Tranche B Term Loans
               ------------
     shall be repaid in quarterly payments on the dates set forth below, with the remaining outstanding balance of the Tranche B Term Loans being due and payable on the Maturity Date:

              =======================================================
                                                Tranche B Term Loan
               Principal Amortization         Principal Amortization
                    Payment Dates                     Payment
              -------------------------------------------------------
                     March 31, 1999,
                      June 30, 1999,
                   September 30, 1999,
                    December 31, 1999,
                     March 31, 2000,
                      June 30, 2000,
                   September 30, 2000,
                    December 31, 2000,
                     March 31, 2001,
                      June 30, 2001,
                   September 30, 2001,
                    December 31, 2001,                   $125,000
                     March 31, 2002,
                      June 30, 2002,
                   September 30, 2002,
                    December 31, 2002,
                     March 31, 2003,
                      June 30, 2003,
                  September 30, 2003 and
                    December 31, 2003
              -------------------------------------------------------
                     March 31, 2004,
                      June 30, 2004,
                  September 30, 2004 and                $5,000,000
                    December 31, 2004
              -------------------------------------------------------
                     March 31, 2005,
                      June 30, 2005,
                  September 30, 2005 and                $5,000,000
                      Maturity Date
              =======================================================

          (d)  Interest. Subject to the provisions of Section 3.1, the Tranche B
               --------
     Term Loans shall bear interest at a per annum rate equal to:

               (i)   Base Rate Loans. During such periods as the Tranche B Term
                     ---------------
          Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii)  Eurodollar Loans. During such periods as the Tranche B
                     ----------------
          Term Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

          (e)  Tranche B Term Notes. The portion of the Tranche B Term Loans
               --------------------
     made by each Tranche B Term Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount, and substantially in the form of
     Exhibit 2.4(e).
     --------------

     2.5  Continuations and Conversions.
          -----------------------------

     The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.5, in compliance with the
                                        -----------
terms set forth below, (ii) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans if on the date of such conversion or continuation a Default or an Event of Default has occurred and is continuing and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

     2.6  Minimum Amounts.
          ---------------

     Each request for a borrowing (other than a Revolving Loan borrowing the proceeds of which are to be applied to make a payment under the Construction Loan Documents on behalf of the Borrower in accordance with the terms of Section 2.1(b)(ii)), conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $500,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, the Tranche A Term Loan Committed Amount or the Tranche B Term Loan Committed Amount, as applicable, and (c) no more than seven
(7) Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
          ------------------------------------------------------------

     3.1  Interest.
          --------

          (a)  Default Rate of Interest. Upon the occurrence, and during the
               ------------------------
     continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall, after written notice of same to the Borrower, bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

          (b)  Interest Payments. Interest on Loans shall be due and payable in
               -----------------
     arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

     3.2  Place and Manner of Payments.
          ----------------------------

     All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 2:00 p.m.; otherwise the Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

     3.3  Prepayments.
          -----------

          (a)  Voluntary Prepayments. The Borrower shall have the right to
               ---------------------
prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent, (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof for Revolving Loans and Term Loans and (iii) voluntary prepayments with respect to the Term Loans shall be applied pro rata between the outstanding Tranche A Term Loans and the Tranche B Term Loans and within each tranche pro rata among the remaining Principal Amortization Payments. One or more holders of the Tranche B Term Loans may decline to accept a voluntary prepayment under Sections 3.3(a) to the extent there are sufficient Tranche A Term Loans outstanding to be paid with such prepayment, in which case such declined prepayments shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments. All prepayments under this Section shall be subject to Section 3.14 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

          (b)  Mandatory Prepayments.
               ---------------------

               (i)    Revolving Committed Amount. If at any time the sum of the
                      --------------------------
          aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding plus the Reserve Amount exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Agent in the manner and in an amount such that the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding plus the Reserve Amount is less than or equal to the Revolving Committed Amount (such prepayment to be applied as set forth in Section 3.3(c) below).

               (ii)   Excess Cash Flow. Within 10 days after the date the
                      ----------------
          audited financial statements are required to be delivered pursuant to
          Section 7.1(a) for each fiscal year, commencing with the fiscal year ending December 31, 1999, the Borrower shall prepay the Loans in an amount equal to 75% (if, as of such fiscal year end, the current Leverage Ratio is equal to or greater than 3.0 to 1.0) or 50% (if, as of such fiscal year end, the current Leverage Ratio is less than 3.0 to 1.0) of the Excess Cash Flow earned during the preceding fiscal year (such prepayment to be applied as set forth in Section 3.3(c) below).

                      (iii)  (A) Asset Dispositions. Immediately upon the
                                 ------------------
               occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(e) (such prepayment to be applied as set forth in Section 3.3(c) below).

                         (B)  Casualty and Condemnation Events. Immediately upon
                              --------------------------------
               the occurrence of any event requiring application of any insurance proceeds to the prepayment of Loans (and cash collateralization of LOC Obligations) pursuant to Section 7.7(d), the Borrower shall prepay the Loans in the amount required by such Section 7.7(d) (such prepayment to be applied as set forth in Section 3.3(c) below).

               (iv)  Issuances of Equity. Immediately upon receipt by a Credit
                     -------------------
          Party of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an amount equal to 75% (if, as of the most recent fiscal quarter end with respect to which the Credit Parties shall have delivered to the Agent and the Lenders the financial statements and officers' certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(d), the current Leverage Ratio is equal to or greater than 3.0 to 1.0) or 50% (if, as of the most recent fiscal quarter end with respect to which the Credit Parties shall have delivered to the Agent and the Lenders the financial statements and officers' certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and
          Section 7.1(d), the current Leverage Ratio is less than 3.0 to 1.0) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in Section 3.3(c) below).

               (v)   Issuance of Debt. Immediately upon receipt by a Credit
                     ----------------
          Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in Section 3.3(c) below).

               (vi)  Post-Closing Purchase Price Adjustments. Immediately upon
                     ---------------------------------------
          the occurrence of a Post-Closing Purchase Price Adjustment, the Borrower shall prepay the Loans in an amount equal to 100% of the related purchase price reduction (such prepayment to be applied as set forth in Section 3.3(c) below).

          (c)  Application of Prepayments. All amounts required to be paid
               --------------------------
     pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans and
                                                    -----
     second to a cash collateral account in respect of LOC Obligations. All
     ------
     amounts required to be paid pursuant to Sections 3.3(b)(ii), (iv), (v) and
     (vi) above shall be applied first, pro rata to the outstanding Tranche A
                                 -----
     Term Loans and the Tranche B Term Loans and within each tranche pro rata among the remaining Principal Amortization Payments, until the Term Loans have been paid in full, second, to the Revolving Loans (without a
                             ------
     corresponding reduction in the Revolving Committed Amount), and third, to a
                                                                     -----
     cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(iii) above shall be applied first pro
                                                                       -----
     rata to the outstanding Revolving Loans (with a corresponding reduction in the Revolving Committed Amount), Tranche A Term Loans and Tranche B Term Loans (and within each tranche pro rata among the remaining Principal Amortization Payments), and second, to a cash collateral account in respect
                                 ------
     of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of

         Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. One or more holders of the Tranche B Term Loans may decline to accept a mandatory prepayment under Sections 3.3(b)(ii), (iii), (iv), (v) or (vi) to the extent there are sufficient Tranche A Term Loans outstanding (and/or, in the case of a mandatory prepayment under Sections 3.3(b)(iii), sufficient Revolving Loans or LOC Obligations outstanding) to be paid with such prepayment, in which case such declined prepayments shall be allocated pro rata among the Tranche A Term Loans (and, in the case of a mandatory prepayment under Sections 3.3(b)(iii), the Revolving Loans and LOC Obligations outstanding) and the Tranche B Term Loans held by Lenders accepting such prepayments.

         3.4   Fees.
               ----

               (a)  Commitment Fee. In consideration of the Revolving
                    --------------
         Commitments being made available by the Revolving Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each Revolving Lender, a per annum fee (the "Commitment Fee") equal to
                                                      --------------
         the Applicable Percentage for the Commitment Fee multiplied by the Unused Commitment. The Commitment Fee shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

               (b)  Letter of Credit Fees.
                    ---------------------

                    (i) In consideration of the issuance of standby Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of the Revolving Lenders a per annum fee (the "Standby Letter of Credit Fee") equal to the
                               ----------------------------
               Applicable Percentage for the Standby Letter of Credit Fee on the average daily maximum amount available to be drawn under each such standby Letter of Credit from the date of issuance to the date of expiration. The Standby Letter of Credit Fee will be payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                    (ii) In consideration of the issuance of commercial Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of the Revolving Lenders a per annum fee (the "Commercial Letter of Credit Fee") equal to the
                               -------------------------------
               Applicable Percentage for the Commercial Letter of Credit Fee on
               the average daily maximum amount available to be drawn under each such commercial Letter of Credit from the date of issuance to the date of expiration. The Commercial Letter of Credit Fee will be payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (c)  Issuing Lender Fees. In addition to the Standby Letter of
                       -------------------
         Credit Fee and the Commercial Letter of Credit Fee payable pursuant to clause (b) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (i) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit, and (ii) a letter of credit fronting fee of 0.125% of the face amount of each Letter of Credit (collectively, the "Issuing
                                                                         -------
         Lender Fees"). The Issuing Lender Fees will be payable on the date of
         -----------
         issuance of each Letter of Credit.

                  (d)  Administrative Fees.  The Borrower agrees to pay to the
                       -------------------
         Agent, for its own account, an annual fee in accordance with the terms of the Fee Letter.

         3.5      Payment in full at Maturity.
                  ---------------------------

         On the Maturity Date, the entire outstanding principal balance of all Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

         3.6      Computations of Interest and Fees.
                  ---------------------------------

                  (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7      Pro Rata Treatment.
                  ------------------

         Except to the extent otherwise provided herein:

                  (a)  Loans. Each Revolving Loan borrowing (including, without
                       -----
         limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the fees payable to the Issuing Lender for its own account pursuant to Section 3.4(c) and the fees payable to the Agent for its own account pursuant to Section 3.4(d)), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages, Tranche A Term Loan Commitment Percentages or Tranche B Term Loan Commitment Percentages of such Lenders, as applicable, (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable
         --------
         pro rata share of any Revolving Loan, any Tranche A Term Loan or any Tranche B Term Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount
                                 -------- -------
         paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and
                                   ----

                  (b)  Letters of Credit. Each payment of unreimbursed drawings
                       -----------------
         in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to
                     --------
         pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC
         -------- -------
         Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent
                                                               ----
         (2%) per annum.

         3.8      Sharing of Payments.
                  -------------------

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      Capital Adequacy.
                  ----------------

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     Inability To Determine Interest Rate.
                  ------------------------------------

         If prior to the first day of any Interest Period, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14. Until such notice is withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.11     Illegality.
                  ----------

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain

Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12     Requirements of Law.
                  -------------------

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13     Taxes.
                  -----

                  (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from
                        ------------------
         any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the
                                              --------  -------
         Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) (A) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                    (B) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

               (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

     Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent, then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection
     (b); provided that in the case of a participant of a Lender, the
          --------
     obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     3.14 Compensation.
          ------------

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans for any reason (including, without limitation, (i) in connection with any assignment by NationsBank pursuant to Section 11.3(b) as part of the syndication of the Loans during the 180-day period immediately following the Closing Date and (ii) the acceleration of the Loans pursuant to Section 9.2) on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.15 Evidence of Debt.
          ----------------

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and
     (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof, if any. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any
                                --------  -------
     Lender or the Agent to maintain such account, such Register, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                    SECTION 4

                                    GUARANTY
                                    --------

     4.1  Guaranty of Payment.
          -------------------

     Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agent, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agent, the timely performance of all other obligations under the Credit Documents and such Hedging Agreements. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

     4.2  Obligations Unconditional.
          -------------------------

     The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance by any Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

     4.3  Modifications.
          -------------

     Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4.4  Waiver of Rights.
          ----------------

     Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4.5  Reinstatement.
          -------------

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.6  Remedies.
          --------

     The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.7  Limitation of Guaranty.
          ----------------------

     Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.8  Rights of Contribution.
          ----------------------

     The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.

                                    SECTION 5

                              CONDITIONS PRECEDENT
                              --------------------

     5.1  Closing Conditions.
          ------------------

     The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction (or waiver by each of the Lenders) of the following conditions:

          (a)  Executed Credit Documents. Receipt by the Agent of duly executed
               -------------------------
     copies of (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) all other Credit Documents and (v) the Intercreditor Agreement, each in form and substance reasonably acceptable to the Agent in its sole discretion.

          (b)  Corporate Documents. Receipt by the Agent of the following:
               -------------------

               (i)  Charter Documents. Copies of the articles or certificates of
                    -----------------
          incorporation, articles of organization or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

               (ii) Bylaws; Operating Agreement. A copy of the bylaws or
                    ---------------------------
          operating agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

               (iii) Resolutions. Copies of resolutions of the Board of
                     -----------
          Directors or their equivalent of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

               (iv)  Good Standing. Copies of (A) certificates of good standing,
                     -------------
          existence or its equivalent (including, with respect to the State of Illinois only, an application for a certificate of good standing filed with the Illinois Secretary of State for each of the Borrower and Bagcraft Acquisition, L.L.C.) with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (v)   Incumbency. An incumbency certificate of each Credit Party
                     ----------
          certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

          (c)  Opinions of Counsel. The Agent shall have received, in each case
               -------------------
     dated as of the Closing Date:

               (i) a legal opinion of Skadden Arps Slate Meagher & Flom (Illinois) in form and substance reasonably satisfactory to the Agent;

               (ii) a legal opinion of special local counsel for each Credit Party not incorporated in the States of Delaware or New York, in each case in form and substance reasonably satisfactory to the Agent; and

               (iii) a legal opinion of special local counsel for the Credit Parties for each State in which any Collateral is located, in each case in form and substance reasonably satisfactory to the Agent.

          (d)  Personal Property Collateral. The Agent shall have received, in
               ----------------------------
     form and substance reasonably satisfactory to the Agent:

               (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                           (iii) searches of ownership of intellectual property
                  in the appropriate governmental offices as requested by the Agent and such patent, trademark and copyright filings as are reasonably necessary to perfect the security interest of the Agent therein in the United States of America;

                           (iv) all certificates, if any, evidencing any
                  certificated Capital Stock pledged to the Agent pursuant to the Security Agreement, together with duly executed in blank undated stock powers attached thereto;

                           (v) to the extent valued in excess of $100,000, each
                  instrument or chattel paper in the possession of a Credit Party (including, without limitation, the Management Notes), as required by the Security Agreement, together with allonges or assignments as may be necessary to perfect the Lenders' security interest in such Collateral; and

                           (vi) asset appraisal reports on the personal property
                  of the Borrower and its Subsidiaries, the terms of which are reasonably acceptable to the Agent.

                  (e)      Real Property Collateral.  The Agent shall have
                           ------------------------
         received, in form and substance reasonably  satisfactory tothe Agent:

                           (i)   Mortgages. Fully executed and notarized
                                 ---------
                  mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the
                   --------                        ---------
                  fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 5.1(e) (each a
                                                       ---------------
                  "Mortgage Property" and collectively the "Mortgage
                   -----------------                        --------
                  Properties"), together with such UCC-1 financing statements as
                  ----------
                  are necessary with respect to each such Mortgage Property;

                           (ii)  Leasehold Mortgages. Fully executed and
                                 -------------------
                  notarized leasehold mortgages, deeds of trust or deeds to
                  secure debt (each a "Leasehold Mortgage" and collectively the
                                       ------------------
                  "Leasehold Mortgages") encumbering the leasehold interest of
                   -------------------
                  the Credit Parties in each real property asset leased by a Credit Party set forth on Schedule 5.1(e) (each a "Leasehold
                                                                     ---------
                  Mortgage Property" and collectively the "Leasehold Mortgage
                  -----------------                        ------------------
                  Properties"), together with such UCC-1 financing statements as
                  ----------
                  are necessary with respect to each such Leasehold Mortgage Property;

                           (iii) Local Counsel Opinions. An opinion of counsel
                                 ----------------------
                  (which counsel shall be satisfactory to the Agent) in the state in which each Mortgage Property and Leasehold Mortgage Property is located with respect to the enforceability of the Mortgages and Leasehold Mortgages, standard remedies with respect thereto and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state and such other matters as the Agent may request, in form and substance reasonably satisfactory to the Agent;

                                    (iv) Title Policies. ALTA or other
                                         --------------
                  appropriate form mortgagee title insurance policies (the "Mortgage Policies") issued by the Title Insurance Company, in
                   -----------------
                  an amount satisfactory to the Agent with respect to each Real Property (which amount shall not, in any event, exceed the fair market value of such Real Property), assuring the Agent that the applicable Mortgages or Leasehold Mortgages, as applicable, create valid and enforceable mortgage liens on the respective Real Properties, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to the Agent and containing such endorsements as shall be reasonably satisfactory to the Agent and for any other matters that the Agent may request, and providing affirmative insurance and such reinsurance as the Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

                                    (v)  Surveys. Maps or plats of an as-built
                                         -------
                  survey of the sites of the Real Properties certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and
                  (F) if the site is described as being on a filed map, a legend relating the survey to said map;

                                    (vi) Flood Certificates. Certification from
                                         ------------------
                  a registered engineer or land surveyor or other evidence reasonably acceptable to the Agent that none of the improvements on the Real Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on the Real Properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount reasonably satisfactory to the Agent for the applicable portion of the premises, naming the Agent, for the benefit of the Lenders, as mortgagee;

                                    (vii)   Environmental Reports. Environmental
                                            ---------------------
                  assessment reports and related documents with respect to all Real Properties reasonably acceptable to the Agent; and

                                    (viii)  Valuations.  A real estate valuation
                                            ----------
                  for each of the Real Properties reasonably acceptable to the Agent.

                  (f) Evidence of Insurance. Receipt by the Agent of copies of
                      ---------------------
         insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as additional insured or loss payee on behalf of the Lenders.

                  (g) Year 2000 Problem. The Agent shall be satisfied that (i)
                      -----------------
         the Credit Parties are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Credit Parties as a result of what is commonly referred to as the "Year 2000 Problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), and (ii) the Credit Parties' material computer applications will, on a timely basis, adequately address the Year 2000 Problem except where the failure to do so will not have, or reasonably be expected to have, a Material Adverse Effect.

                  (h) Consents. Receipt by the Agent of evidence that all
                      --------
         governmental, shareholder and material third party consents and approvals necessary or, in the opinion of the Agent, desirable in connection with the Transactions and the related financings and transactions contemplated thereby have been received (including, without limitation, (i) Hart-Scott-Rodino clearance and (ii) all consents and approvals necessary to transfer any rights, interests or obligations of Bagcraft under each of the agreements set forth on
         Schedule 5.1(h) attached hereto), and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transactions or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

                  (i) Consummation of Acquisition Transactions; Purchase
                      --------------------------------------------------
         Agreements. Each of the Purchase Agreements (i) shall have been
         ----------
         consummated in accordance with the terms thereof and in compliance with applicable law and regulatory approvals, and all conditions precedent to the obligations of the buyer thereunder shall have been satisfied and (ii) shall not have been altered, amended or otherwise changed or supplemented in any material respect or any condition therein waived, without the prior written consent of the Agent. The Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of each of the Purchase Agreements as originally executed and delivered, together with all exhibits and schedules.

                  (j) Corporate  Structure.  The corporate capital and ownership
                      --------------------
         structure of the Parent, the Borrower and their Subsidiaries (after giving effect to the Transactions) shall be as described in Schedule
                                                                     --------
         5.1(j).
         ------

                  (k) Equity Investment. Receipt by the Agent of evidence that
                      -----------------
         an equity investment of at least $15.3 million (consisting of at least $14.5 million in cash, with the remainder consisting of promissory notes of Ivex and/or Bagcraft management in favor of the Borrower satisfactory in form and substance to the Agent (the "Management Notes")) and shall have been made in the Parent by members of the Sponsor Group (and that immediately thereafter the Parent shall have contributed such amount, net of reasonable expenses payable to third parties, in the Borrower in exchange for common Capital Stock in the Borrower) on terms that are satisfactory to the Agent.

                  (l) Subordinated Debt.  Receipt by the Agent of copies of all
                      -----------------
         documentation evidencing or governing the Indebtedness arising under the Subordinated Note, in each case certified by an officer of the Borrower to be true and correct.

                  (m) Solvency Opinion. Receipt by the Agent of an opinion from
                      ----------------
         an independent auditor or appraiser acceptable to the Agent as to the financial condition, solvency and related matters of the Credit Parties on a consolidated basis after giving effect to the Transactions and the initial borrowings under the Credit Documents.

                  (n) Availability. After giving effect to the initial Loans
                      ------------
         made and Letters of Credit issued hereunder on the Effective Date, there shall be at least $11.0 million of availability existing under the Revolving Committed Amount.

                  (o) Officer's Certificates. The Agent shall have received a
                      ----------------------
         certificate or certificates executed by the chief financial officer or treasurer of the Borrower as of the Effective Date stating that (i) the Parent, the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing financial obligations after giving effect to the Transactions, (ii) all governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions and the Credit Documents have been obtained, (iii) no action, suit, investigation or proceeding is pending or, to the best knowledge of such chief financial officer or treasurer, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Parent, the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or could be reasonably expected to have a Material Adverse Effect, (iv) no event or condition has occurred since December 31, 1997 which has had or could be reasonably expected to have a Material Adverse Effect and (v) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) the Parent, the Borrower and each of the Borrower's Subsidiaries is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2.

                  (p) Fees and Expenses.  Payment by the Credit Parties of the
                      -----------------
         fees and expenses owed by them to the Lenders and the Agent, as set forth in the Fee Letter.

                  (q) Payoff Letters and Release of Liens.  The Agent shall have
                      -----------------------------------
         received (i) a payoff letter with respect to any outstanding Indebtedness or Lien in favor of General Electric Capital Corporation and (ii) a UCC-3 release of lien executed by Rescuers, Inc. (successor to Arcar Graphics, Inc.).

                  (r) Payoff of Certain Baxter Springs Debt. The Agent shall
                      -------------------------------------
         have received evidence that all Indebtedness of the Bagcraft to Baxter Springs in respect of the $250,000 loan made on January 19, 1994 and the $250,000 loan made on January 20, 1994 shall have been paid in full.

                  (s) Retirement of GECC Letter of Credit. The Agent shall have
                      -----------------------------------
         received evidence of the retirement of that certain letter of credit issued by General Electric Capital Corporation on behalf of Bagcraft.

         5.2      Conditions to All Extensions of Credit.
                  --------------------------------------

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case
                      ------
         of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
         Section 2.2;

                  (b) Representations and Warranties.  The representations and
                      ------------------------------
         warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or
                      ----------
         be continuing either prior to or after giving effect thereto; provided,
                                                                       --------
         however, that the existence of any Default or Event of Default
         -------
         resulting from the failure of the Borrower to timely make a payment under the Construction Loan Documents shall not, in and of itself, constitute a failure to satisfy the conditions set forth in this subsection (c) in connection with a requested Revolving Loan the proceeds of which are to be applied to make such payment under the Construction Loan Documents on behalf of the Borrower in accordance with the terms of Section 2.1(b)(ii); and

                  (d) No Material Adverse Effect.  There shall not have occurred
                      --------------------------
         any Material Adverse Effect since December 31, 1997.

                  (e) Availability. Immediately after giving effect to the
                      ------------
         making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Revolving Loans outstanding plus LOC Obligations outstanding shall not exceed the Revolving Commitment Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1      Financial Condition.
                  -------------------

                  (a) (i) The audited consolidated balance sheets and income statements of Bagcraft and its Subsidiaries for fiscal years 1996 and 1997 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Coopers & Lybrand, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Bagcraft and its Subsidiaries as of such date and for such periods. The unaudited interim consolidated balance sheets of Bagcraft and its Subsidiaries as of the end of, and the related unaudited interim consolidated statements of earnings and of cash flows for, each fiscal month and quarterly period ended after October 31, 1998 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Bagcraft and its Subsidiaries as of such date and for such periods. During the period from October 31, 1998 to and including the Closing Date, there has been no sale, transfer or other disposition by Bagcraft or any of its Subsidiaries of any material part of the business or property of Bagcraft and its Subsidiaries taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Bagcraft and its Subsidiaries taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

                           (ii) The unaudited balance sheets and income
                  statements of IPMC for fiscal years 1995, 1996 and 1997 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise indicated in Section 5.7(a) of the Detroit Paper Mill Purchase Agreement) and (ii) present fairly the financial condition, results of operations and cash flows of IPMC as of such date and for such periods. The unaudited interim balance sheet of IPMC as of June 30, 1998 and the related unaudited income statements for the six-month period then ended have heretofore been furnished to each Lender. Such interim financial statement (i) has been prepared in accordance with GAAP consistently applied throughout the period covered thereby (except as otherwise indicated in Section 5.7(b) of the Detroit Paper Mill Purchase Agreement) and (ii) presents fairly the financial condition, results of operations and cash flows of IPMC as of such date and for such period. The Closing Balance Sheet (as defined in the Detroit Paper Mill Purchase Agreement) has heretofore been furnished to each Lender. Such Closing Balance Sheet (i) has been prepared in accordance with GAAP consistently applied throughout the period covered thereby (except as otherwise indicated in Section 3.3(b) of the Detroit Paper Mill Purchase Agreement) and (ii) presents fairly the financial condition, assets and liabilities of IPMC as of such date. During the period from October 31, 1998 to and including the Closing Date, there has been no sale, transfer or other disposition by IPMC of any material part of the business or property of IPMC, and no purchase or other acquisition by IPMC of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of IPMC which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

                  (b) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Closing Date giving effect to the Transactions in accordance with the terms of the Purchase Agreements and reflecting estimated purchase price accounting adjustments, has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

                  (c) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Credit Parties as of such date and for such periods.

         6.2      No Material Change.
                  ------------------

         Since December 31, 1997, there has been no development or event relating to or affecting a Credit Party which has had or would be reasonably expected to have a Material Adverse Effect.

         6.3      Organization and Good Standing.
                  ------------------------------

         Each Credit Party (a) is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation or organization,
(b) is duly qualified and in good standing as a foreign corporation or limited liability company and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite corporate or limited liability company power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4      Due Authorization.
                  -----------------

         Each Credit Party (a) has the requisite corporate or limited liability company power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate or limited liability company action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      No Conflicts.
                  ------------

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation, bylaws, articles of organization or operating agreement, as applicable, (b) materially violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6      Consents.
                  --------

         Except for consents, approvals and authorizations which have been obtained and consents, approvals and authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      Enforceable Obligations.
                  -----------------------

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium laws or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         6.8      No Default.
                  ----------

         No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and continues to exist except as previously disclosed in writing to the Lenders.

         6.9      Ownership.
                  ---------

         Other than Permitted Liens, each Credit Party is the owner of (free and clear of all Liens) and has good and marketable title to, or has a valid license to use, (a) all of its Mortgage Properties and Leasehold Mortgage Properties (except as indicated on the Mortgage Policies accepted by the Agent) and (b) all of its other Property.

         6.10     Indebtedness.
                  ------------

         The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule
                                                                    --------
6.10 and (c) as otherwise permitted by this Credit Agreement.
----

         6.11     Litigation.
                  ----------

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Credit Party which would have or would be reasonably expected to have a Material Adverse Effect.

         6.12     Taxes.
                  -----

         Each Credit Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due and payable (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) that are due and payable, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. To the knowledge of the Credit Parties, there are no material amounts claimed to be due against any of them by any Governmental Authority.

         6.13     Compliance with Law.
                  -------------------

         Each Credit Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

         6.14     ERISA.
                  -----

         Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan;
         (ii) no "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

                  (c) Neither a Credit Party nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

         6.15     Subsidiaries as of the Closing Date.
                  -----------------------------------

         Set forth on Schedule 6.15 is a complete and accurate list as of the
                      -------------
Closing Date of all Subsidiaries of each Credit Party. Information on Schedule
                                                                      --------
6.15 includes as of the Closing Date jurisdiction of incorporation or
----
organization, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is, to the extent owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, as of the Closing Date neither any Credit Party nor
             -------------
any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. As of the Closing Date, none of the Credit Parties owns any shares of Capital Stock in any Foreign Subsidiaries.

         6.16     Use of Proceeds.
                  ---------------

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.11. No proceeds of the Loans hereunder have been or will be used (a) to acquire, directly or indirectly, any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, (including, without limitation, Sections 13(d) and 14(d) thereof) or to refinance any Indebtedness used to acquire any such securities or
(b) for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

         6.17     Government Regulation.
                  ---------------------

                  (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
         T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

                  (b) No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.18     Environmental Matters.
                  ---------------------

                  (a) Except as would not cause or reasonably be expected to cause a Material Adverse Effect:

                           (i) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties (the "Businesses"),
                                                                  ----------
                  and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                           (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party, is any such notice being threatened.

                           (iii) Hazardous Materials have not been transported
                  or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party in a manner that would give rise to liability under any applicable Environmental Laws.

                           (iv) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of a Credit Party, threatened, under any Environmental Law to which a Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party, the Real Properties or the Businesses.

                           (v) There has been no release (including, without
                  limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party in connection with the Real Properties or otherwise in connection with the Businesses.

                           (vi) No Credit Party has assumed any liability of any
                  Person (other than another Credit Party) under any Environmental Law.

                  (b) Each Credit Party has adopted procedures that are designed to (i) ensure that such Credit Party, any of its operations and each of the properties owned or leased by such Credit Party comply with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that such Credit Party, any of its operations and each of the properties owned or leased by such Credit Party may have under applicable Environmental Laws.

         6.19     Intellectual Property.
                  ---------------------

         Each Credit Party owns, or has the legal right to use, all material trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") owned or licensed by it. Set forth on Schedule 6.19 is
 ---------------------                                         -------------
a list as of the Closing Date of all registrations and applications for material Intellectual Property owned by each Credit Party or that any Credit Party has the right to use and a list of all license agreements to which a Credit Party is a party relating to material Intellectual Property that any Credit Party has the right to use as of the Closing Date. Except as provided on Schedule 6.19 or
                                                           -------------
except as would not result or be reasonably expected to result in a Material Adverse Effect, no claim has been asserted by any Person against any Credit Party in writing and is pending challenging or questioning the use of any Intellectual Property owned by a Credit Party or that any Credit Party has a right to use or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party have knowledge of any such claim, and to the Credit Parties' knowledge the use of any Intellectual Property by the Credit Parties does not infringe on the rights of any Person. Except as set forth on Schedule
                                                                      --------
6.19, none of the material Intellectual Property owned by a Credit Party is the
----
subject of any licensing or franchise agreement.

         6.20     Solvency.
                  --------

         Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.21     Investments.
                  -----------

         All Investments of each Credit Party are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

         6.22     Location of Collateral.
                  ----------------------

         Set forth on Schedule 6.22(a) is a list as of the Closing Date of all
                      ----------------
Real Properties with street address, county and state where located. Set forth on Schedule 6.22(b) is a list as of the Closing Date of all locations where any
   ----------------
personal property of a Credit Party is located, including county and state where located. Set forth on Schedule 6.22(c) is a list as of the Closing Date of the
                      ----------------
chief executive office and principal place of business of each Credit Party.

         6.23     Disclosure.
                  ----------

         Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or written statement on the date as of which such document, certificate or statement is made, certified or furnished to the Lenders by any Credit Party (including any officer or director of a Credit Party) in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein (in light of the circumstances in which they were made), taken as a whole, not misleading; provided that projections and assumptions expressed in the information, exhibits, reports, certificates, statements and documents so furnished were reasonable based on the information available at the time so furnished, but no Credit Party makes any representation or warranty that such projections or assumptions will prove in the future to be accurate or that any Credit Party will achieve the financial results reflected therein.

         6.24     Licenses, etc.
                  -------------

         The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same would not have a Material Adverse Effect.

         6.25     Collateral Documents.
                  --------------------

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens shall be perfected security interests and Liens to the extent required under the Collateral Documents, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Credit Parties in the Collateral Documents is true and correct in all material respects. Notwithstanding the foregoing, it is understood that certain Collateral can only be perfected upon the filing of adequate financing statements in appropriate filing offices.

         6.26     Burdensome Restrictions.
                  -----------------------

     No Credit Party is a party to any agreement or instrument or any charter or corporate restriction which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

     6.27  Year 2000 Compliance.
           --------------------

     Each Credit Party reasonably believes that the Year 2000 Problem has been appropriately addressed by it and the Year 2000 Problem will not exist with respect to it on and after January 1, 2000, to the extent such Year 2000 Problem would cause or be reasonably expected to cause a Material Adverse Effect.

     6.28  Labor Contracts and Disputes.
           ----------------------------

     Except as disclosed on Schedule 6.28 or except as would not cause or
                            -------------
reasonably be expected to cause a Material Adverse Effect, (i) there is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (ii) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; (iii) there is no pending, or to any Credit Party's knowledge, threatened, strike, work stoppage, material unfair lease practice claim or other material labor dispute against or effecting any Credit Party or its employees.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS
                              ---------------------

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     7.1   Information Covenants.
           ---------------------

     The Credit Parties will furnish, or cause to be furnished, to the Agent and (except as otherwise specifically provided below) each of the Lenders:

           (a)  Annual Financial Statements.
                ---------------------------

                (i) (A) As soon as available, and in any event within 120 days after the close of the fiscal year ending December 31, 1998, a consolidated balance sheet and income statement of Bagcraft and its Subsidiaries as of the end of such fiscal year, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

               (B) As soon as available, and in any event within 120 days after the close of the fiscal year ending December 31, 1998, a consolidated balance sheet and income statement of IPMC as of the end of such fiscal year, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

               (C) As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower commencing with the fiscal year ending December 31, 1999, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and consolidated and consolidating statements of retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year (except to the extent that such financial information relates to any of the first four fiscal quarters of the Borrower following the Closing Date, in which case such financial information shall set forth in comparative form consolidating figures only), all such consolidated and consolidating financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

               (ii) As soon as available, and in any event within 90 days after the close of each fiscal year of the Parent and its Subsidiaries commencing with the fiscal year ending December 31, 1999, a consolidated balance sheet and income statement of the Parent and its Subsidiaries as of the end of such fiscal year, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year (except to the extent that such financial information relates to any of the first four fiscal quarters of the Parent following the Closing Date), all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

           (b)  Quarterly Financial Statements.
                ------------------------------

                (i) As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of the Borrower (other than the fourth fiscal quarter, in which case 90 days after the end thereof), (i) a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year (except to the extent that such financial information relates to any of the first four fiscal quarters of the Borrower following the Closing Date, in which case such financial information shall set forth in comparative form consolidating figures only), all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a management discussion as to such financial information and a certificate of the chief financial officer or treasurer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                (ii) As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of the Parent and its Subsidiaries (other than the fourth fiscal quarter, in which case 90 days after the end thereof), (i) a consolidated balance sheet and income statement of the Parent as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except to the extent that such financial information relates to any of the first four fiscal quarters of the Parent following the Closing Date), all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a management discussion as to such financial information and a certificate of the chief financial officer or treasurer of the Parent to the effect that such quarterly financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Monthly Financial Statements. As soon as available, and in any
              ----------------------------
     event within 30 days after the end of each of the first eleven calendar months of the fiscal year of the Borrower and 45 days after the end of the last calendar month of the fiscal year of the Borrower, (i) a consolidated and consolidating balance sheet and income statement of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries, as of the end of such month, together with related consolidated and consolidating statements of operations and consolidated and consolidating statements of retained earnings and of cash flows for such month in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year (except, with respect to the consolidated statements, to the extent that such financial information relates to any of the first four fiscal quarters of the Borrower following the Closing Date), and such other financial information as reasonably requested by the Agent or the Required Lenders, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer or treasurer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Parent, the Borrower and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (d) Officer's Certificate. At the time of delivery of the financial
              ---------------------
     statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer or treasurer of the Borrower substantially in the form of Exhibit 7.1(d), (i) demonstrating compliance with the
                    --------------
     financial covenants contained in Section 7.2 by calculation thereof as of the end of each such period, (ii) demonstrating compliance with any other terms of this Credit Agreement as requested by the Agent and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

          (e) Compliance With Certain Provisions of the Credit Agreement. Within
              ----------------------------------------------------------
     90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate containing information regarding (i) the calculation of Excess Cash Flow, and (ii) the amount of any Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

          (f) Annual Business Plan and Budgets. Within 45 days after the end of
              --------------------------------
     each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, pro forma monthly financial projections for the next fiscal year.

          (g) Accountant's Certificate. Within the period for delivery of the
              ------------------------
     annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any
              -----------------
     "management letter" submitted by independent accountants to the Parent or to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of the Parent or of the Borrower and its Subsidiaries.

          (i) Reports. Promptly upon transmission or receipt thereof, (a) copies
              -------
     of any public filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Parent, the Borrower or any of their Subsidiaries shall send to its shareholders generally and (b) upon the written request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (j) Notices. Upon a Credit Party obtaining knowledge thereof, the
              -------
     Borrower will give written notice to the Agent immediately of (a) the occurrence of an event or condition constituting a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to any Credit Party or any of its
     Subsidiaries: (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, (ii) the institution of any proceedings against a Credit Party with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, (including but not limited to, Environmental Laws) the violation of which would have or would be reasonably expected to have a Material Adverse Effect, or (iii) any information that a Credit Party may have a Year 2000 Problem on or after January 1, 2000.

          (k) ERISA. Upon any of the Credit Parties or any ERISA Affiliate
              -----
     obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within two Business Days) of any of the following which would have or reasonably be expected to have a Material Adverse Effect: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the

     Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, a Credit Party shall furnish the Agent with such additional information concerning any Plan as may be reasonably requested (and, in the case of a Multiemployer Plan, is reasonably available to the Credit Parties), including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (l)  Environmental.
               -------------

               (i) Upon the written request of the Agent following the occurrence of any event or the discovery of any condition which the Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.18 to be untrue in any material respect, the Borrower will furnish or cause to be furnished to the Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Hazardous Materials on any property owned, leased or operated by a Credit Party and as to the compliance by the Credit Parties with Environmental Laws. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Agent may arrange for same, and the Credit Parties hereby grant to the Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

               (ii) Each Credit Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions reasonably necessary with respect to all Hazardous Materials on, from, or affecting any real property owned or leased by a Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure to do so would cause or be reasonably expected to cause a Material Adverse Effect.

          (m)  Other Information. With reasonable promptness upon any such
               -----------------
     request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Agent or the Required Lenders may reasonably request.

     7.2  Financial Covenants.
          -------------------

          (a)  Leverage Ratio. The Credit Parties shall cause the Leverage
               --------------
     Ratio, measured as of the last day of each fiscal quarter, to be less than or equal to the ratio shown below for the period corresponding thereto:

               (i) for the period from the Closing Date to and including the next to last day of fiscal year 1999, 4.00 to 1.00;

               (ii) for the period from the last day of fiscal year 1999 to and including the next to last day of fiscal year 2000, 3.75 to 1.00;

               (iii) for the period from the last day of fiscal year 2000 to and including the next to last day of fiscal year 2001, 3.00 to 1.00;

               (iv) for the period from the last day of fiscal year 2001 to and including the next to last day of fiscal year 2002, 2.75 to 1.00;

               (v) for the period from the last day of fiscal year 2002 to and including the next to last day of fiscal year 2003, 2.50 to 1.00; and

               (vi) for the period from the last day of fiscal year 2003 and thereafter, 2.00 to 1.0.

          (b)  Interest Coverage Ratio. The Credit Parties shall cause the
               -----------------------
     Interest Coverage Ratio, measured as of the last day of each fiscal quarter, to be greater than or equal to the ratio shown below for the period corresponding thereto:

               (i) for the period from the Closing Date to and including the next to last day of fiscal year 1999, 2.75 to 1.00;

               (ii) for the period from the last day of fiscal year 1999 to and including the next to last day of fiscal year 2000, 3.00 to 1.00;

               (iii) for the period from the last day of fiscal year 2000 to and including the next to last day of fiscal year 2001, 3.50 to 1.00; and

               (iv) for the period from the last day of fiscal year 2001 and thereafter, 4.00 to 1.0.

          (c)  Net Worth. The Credit Parties shall cause Net Worth, measured as
               ---------
     of the last day of each fiscal quarter of the Borrower, to be greater than or equal to the sum of $27,500,000, increased on a cumulative basis by (i) as of the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 1998, an amount equal to 50% of Net Income of the Borrower and its Subsidiaries (to the extent positive) for the fiscal quarter then ended and (ii) as of the date of any Equity Issuance, 50% of the amount of Net Cash Proceeds from such Equity Issuance.

          (d)  Fixed Charge Coverage Ratio. The Credit Parties shall cause the
               ---------------------------
     Fixed Charge Coverage Ratio, for the twelve month period ending on the last day of each fiscal quarter of the Borrower, to be greater than or equal to the ratio shown below for the period corresponding thereto:

               (i) for the period from the Closing Date to and including the next to last day of fiscal year 1999, 1.15 to 1.00;

               (ii) for the period from the last day of fiscal year 1999 to and including the next to last day of fiscal year 2000, 1.20 to 1.00; and

               (iii) for the period from the last day of fiscal year 2000 and thereafter, 1.35 to 1.0.

     7.3  Preservation of Existence and Franchises.
          ----------------------------------------

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4 or Section 8.5 or unless any such Person determines that any such rights, franchises or authority is no longer necessary to the conduct of its business.

     7.4  Books and Records.
          -----------------

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

     7.5  Compliance with Law.
          -------------------

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws, and ERISA laws) if non-compliance with any such law, rule, regulation, order or restriction would have or would be reasonably expected to have a Material Adverse Effect.

     7.6  Payment of Taxes and Other Indebtedness.
          ---------------------------------------

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Credit Agreement); provided, however,
                                                --------  -------
that a Credit Party or its Subsidiary shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or reasonably be expected to have a Material Adverse Effect.

     7.7  Insurance.
          ---------

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party, any of its Subsidiaries or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies. The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.7.
                                         ------------

          (b) In case of any material loss of, damage to or destruction of any Collateral, such Credit Party (i) shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction, (ii) in the event that such Credit Party receives insurance proceeds on account of any such loss of, damage to or destruction of such Collateral in a net amount in excess of $500,000 (in respect of any insurance event, the "Excess Proceeds"), such Credit Party will immediately pay over such Excess Proceeds to the Agent as cash collateral for the Credit Party Obligations and (iii) whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that (A) such Credit Party need
                           --------  -------
     not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement
     (1) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party and (2) would not materially impair the rights and benefits of the Agent or the Lenders under the Collateral Documents, any other Credit Document or any Hedging Agreement and (B) in the event that such Credit Party receives insurance proceeds on account of any such loss of, damage to or destruction of Collateral in a net amount in excess of $500,000, such Credit Party shall not undertake replacement or restoration of any lost, damaged or destroyed Collateral of such Credit Party with insurance proceeds in respect thereof unless the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to such loss, destruction or other event giving rise to the payment of such insurance proceeds; provided further, however, if such Credit Party elects
                         -------------------------
     not to repair or replace any lost, damaged or destroyed Collateral in accordance with clause (A) above or is not permitted to repair or replace such lost, damaged or destroyed Collateral pursuant to clause (B) above, such Credit Party may apply any related insurance proceeds to an Eligible Reinvestment.

          (c) With respect to any Excess Proceeds deposited with the Agent by any Credit Party as provided in the subsection (b) above, the Agent agrees to release such Excess Proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed or, subject to the terms of such subsection (b), to make an Eligible Reinvestment, provided that, within 90 days from the date
                                    --------
     that the Agent receives such Excess Proceeds, the Agent shall have received a written application for release of such Excess Proceeds from such Credit Party establishing satisfaction of the conditions set forth in clause (B) of subsection (b) above or that, subject to the terms of such subsection
     (b), such Credit Party plans to apply such proceeds to make an Eligible Reinvestment.

          (d) Any insurance proceeds received by any Credit Party on account of any such loss of, damage to or destruction of Collateral that (i) are not applied pursuant to subsection (b) above within the period of 180 days following the date the applicable Credit Party receives such proceeds to repair or replace the Collateral or, subject to the terms of such subsection (b), to make an Eligible Reinvestment, (ii) are not permitted to be applied pursuant to clause (B) of such subsection (b) to repair or replace the Collateral and are not otherwise applied to make an Eligible Reinvestment in accordance with the terms of such subsection (b) or (iii) constitute Excess Proceeds which have been deposited with the Agent and with respect to which the conditions for application to replacement or restoration or for making an Eligible Reinvestment set forth in subsection
     (c) above shall not have been met on or before the first Business Day following the date 90 days from the date the Agent receives such Excess Proceeds, shall be applied (by the Credit Parties or, in the case of Excess Proceeds held by the Agent, by the Agent) to prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B).

          (e) All insurance proceeds shall be subject to the security interest of the Agent (for the ratable of the Lenders) under the Collateral Documents.

     7.8  Maintenance of Property.
          -----------------------

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses unless any such Credit Party determines any such properties or equipment are no longer necessary to the conduct of its business.

     7.9  Performance of Obligations.
          --------------------------

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     7.10 Collateral.
          ----------

     If, subsequent to the Closing Date, a Credit Party or any of its Subsidiaries shall (a) acquire any Property, any Intellectual Property or any securities, in each case required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents or (b) enter into any lease agreement with respect to any real property not part of the Real Properties as of the Closing Date, the Borrower shall immediately notify the Agent of same. Each Credit Party will, and will cause each of its Subsidiaries to, take such action (including, but not limited to, the actions set forth in Sections 5.1(d) and (e)), as reasonably requested by the Agent and at its own expense, to ensure that the Lenders have a perfected Lien in all owned real property and such personal property of the Credit Parties and their Subsidiaries as set forth in the Security Agreement (whether now owned or hereafter acquired), subject only to Permitted Liens. Each Credit Party will, and will cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

     7.11 Use of Proceeds.
          ---------------

     The Credit Parties will, and will cause their Subsidiaries to, use the proceeds of the Loans solely (a) to finance the cash portion of the purchase price for the Transactions, (b) to pay related fees and expenses in connection with the Transactions in an amount not to exceed $4.0 million, (c) to provide working capital for the Borrower and its Subsidiaries, (d) to finance Permitted Investments (including without limitation Permitted Acquisitions), (e) to make any payment when due under the Construction Loan Documents in accordance with
Section 2.1(b)(ii) and (f) for general corporate purposes of the Borrower and its Subsidiaries. The Credit Parties will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

     7.12 Audits/Inspections.
          ------------------

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Person's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent, the Required Lenders or their representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the officers, employees and representatives of the Credit Parties. The Credit Parties agree that the Agent and its representatives may conduct an annual audit of the Collateral (or may audit the Collateral at any time during the existence of an Event of Default), at the expense of the Borrower.

     7.13 Additional Subsidiaries.
          -----------------------

     At the time any Person becomes a direct or indirect Subsidiary of a Credit Party, the Borrower shall so notify the Agent and promptly thereafter (but in any event within 60 days after the date thereof) the Credit Parties shall cause such Person to (a) execute a Joinder Agreement in substantially the same form as
Exhibit 7.13, (b) cause all of the Capital Stock of such Person to be delivered
------------
to the Agent (together with undated stock powers signed in blank) and pledged to the Agent pursuant to an appropriate pledge agreement (or a joinder to the existing Security Agreement) and otherwise in a form reasonably acceptable to the Agent, (c) pledge all of its Property to the Agent pursuant to a security agreement in substantially the form of the Security Agreement (or a joinder to the existing Security Agreement) and otherwise in a form reasonably acceptable to the Agent, and (d) if such Person has any Subsidiaries, (A) deliver all of the Capital Stock of such Subsidiaries owned by it (together with undated stock powers signed in blank) to the Agent and (B) execute an appropriate pledge agreement (or a joinder to the existing Security Agreement) and otherwise in a form acceptable to the Agent, (e) if such Person owns or leases any real property, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form acceptable to the Agent or use its commercially reasonable best efforts to cause to be delivered to the Agent a landlord waiver or estoppel letter with respect thereto in a form reasonably acceptable to the Agent and (f) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

     7.14 Purchase Agreements.
          -------------------

     The Credit Parties agree, upon the request of the Agent, to promptly enforce their rights with respect to the indemnification provisions set forth in the Purchase Agreements.

     7.15 Post-Closing Requirements.
          -------------------------

          (a) Within 5 days after the Closing Date, the Credit Parties shall cause at least $800,000 to be repaid to the Borrower under the Management Notes.

          (b) Within 15 days after the Closing Date, (i) the Credit Parties shall deliver to the Agent copies of (A) with respect to each of the Borrower and Bagcraft Acquisition, L.L.C., certificates of good standing certified as of a recent date by the Illinois Secretary of State and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the Illinois Secretary of State, (ii) the Borrower shall enter into Hedging Agreements, in form and substance satisfactory to the Agent, which shall provide coverage against fluctuations in interest rates in an amount equal to at least $40 million and for a duration of at least 3 years from the Closing Date and (iii) the Credit Parties shall deliver to the Agent evidence of the satisfaction of any tax lien existing on the Closing Date encumbering any Property of a Credit Party.

          (c) Within 30 days after the Closing Date, the Agent and the Required Lenders shall be satisfied that the Credit Parties shall have resolved (i) any technical violations under the documents governing the Baxter Springs Debt resulting from the assignment by Bagcraft to the Borrower of the Baxter Springs Debt, (ii) any restrictions under the documents governing the Baxter Springs Debt on the ability of the Credit Parties to conduct their businesses, operations and affairs (including without limitation intercompany transactions) in the manner contemplated by this Credit Agreement, and (iii) any required consents of the Federal Department of Housing and Urban Development to the assignment by Bagcraft to the Borrower of the Baxter Springs Debt and to the granting to the Agent of a security interest in any Property securing the Baxter Springs Debt.

          (d) Notwithstanding any provision contained in the documents governing the Indebtedness referred to in item 2 on Schedule 6.10 providing for any
                                               -------------
     automatic extension of the maturity date for such Indebtednss, the Borrower shall, subject to the terms of Section 8.8, pay in full all amounts outstanding in respect of such Indebtedness on or before June 30, 1999.

                                    SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     8.1  Indebtedness.
          ------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except the following:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness of the Borrower or any of its Subsidiaries existing as of the Closing Date as referenced in Section 6.10 (and, except in respect of the Baxter Springs Debt), renewals, refinancings, replacements or extensions thereof on terms and conditions no less favorable, in the aggregate, to the Borrower or such Subsidiary, as applicable, than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension; provided, however, that the Baxter Springs Debt referred to in
                --------  -------
     item 2 on Schedule 6.10 may be extended automatically
               -------------
     in December, 1998 in accordance with the terms of the documents governing such Indebtedness);

          (c) Indebtedness owing by a Credit Party other than the Parent to another Credit Party other than the Parent;

          (d) purchase money Indebtedness of the Borrower or any of its Subsidiaries (including Capital Leases and Synthetic Leases) to finance the purchase of fixed assets (including equipment); provided that (i) the total
                                                     --------
     of all such Indebtedness for all such Persons shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding (in addition to any such Indebtedness referred to in subsection (b) above); (ii) no such Indebtedness when incurred shall exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (e)  (i) Indebtedness arising under the Subordinated Note; and

               (ii) other Subordinated Indebtedness hereafter incurred by the Borrower in favor of Ivex, FW Strategic Partners (or its designee), L.P., Keystone, Inc. (or its designee), Packaging Investors, LLC, DCBS Investors, L.L.C. or members of the executive management of the Borrower or Ivex in an aggregate principal amount not to exceed $20,000,000;

          (f) Indebtedness of the Borrower arising from Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; and

          (g) other unsecured Indebtedness hereafter incurred by the Borrower or any of its Subsidiaries provided that (i) the loan documentation with
                                --------
     respect to such Indebtedness shall not contain covenants or default provisions relating to any Credit Party that are more restrictive than the covenants and default provisions contained in the Credit Documents and (ii) the aggregate principal amount of such Indebtedness shall not exceed $2,500,000 at any time.

     8.2  Liens.
          -----

     No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its Property of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

     8.3  Nature of Business.
          ------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, alter the character of its business from that conducted as of the Effective Date or engage in any business other than the business conducted as of the Effective Date and activities which are substantially similar or related thereto or logical extensions thereof.

     8.4 Consolidation; Merger; Dissolution; Liquidation; Winding Up.
         -----------------------------------------------------------

     Except in connection with an Asset Disposition permitted by the terms of
Section 8.5, no Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that,
                                                               --------
notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries and any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower or with the Borrower provided that in any such case (i) if such transaction
                  --------
involves the Borrower, the Borrower shall be the continuing or surviving Person and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.10 after giving effect to such transaction, (b) the Borrower or any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with a Permitted Acquisition if (i) the Borrower or such Subsidiary shall be the continuing or surviving Person and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.10 after giving effect to such transaction and (c) any Wholly-Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time.

     8.5 Disposition of Assets.
         ---------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 8.6, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Credit Party, (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Credit Parties in all such transactions after the Closing Date shall not exceed $5,000,000 and (e) no later than 30 days after such Asset Disposition, the Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the date of such Asset Disposition, briefly describing the assets sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Credit Parties shall, within the period of 180 days following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be
                                 ------------------
applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to
(i) make Eligible Reinvestments or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii). Pending final application of the Net Cash Proceeds of any Asset Disposition, the Credit Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

     Upon a sale of Property permitted by this Section 8.5, the Agent shall promptly deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such Property, including, without limitation, amendments or terminations of UCC financing statements.

     8.6 Sale Leasebacks.
         ---------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease of any Property, whether now owned or hereafter acquired, (a) which such Credit Party has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease.

     8.7 Investments.
         -----------

     No Credit Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.

     8.8 Restricted Payments.
         -------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make Restricted Payments for Taxes, (b) as permitted by Section 8.9 or Section 8.10 and (c) the purchase of Capital Stock (or options to purchase Capital Stock) of the Parent from employees upon the termination (voluntarily or involuntarily) of their employment with Ivex or the Borrower.

     8.9 Restrictions on Modifications to and Payments of Certain Indebtedness.
         ---------------------------------------------------------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any other Indebtedness (including, without limitation, the Indebtedness arising under the Subordinated Note), (b) amend or modify any of the terms of any Subordinated Indebtedness, without the prior written consent of the Required Lenders or (c) prior to the maturity date thereof, make any payment or prepayment of principal of, premium or interest on, or on account of any other obligations arising under, relating to or in respect of, any Subordinated Indebtedness, except for payments of interest in kind. Notwithstanding anything to the contrary contained in this Section 8.9, (A) the Borrower shall be permitted to prepay any of the Baxter Springs Debt at any time that a Default or Event of Default has occurred and is continuing under Section 9.1(g)(ii)(A)(2) in respect of the Baxter Springs Debt and no other Default or Event of Default is then existing and (B) this Section 8.9 shall not restrict a prepayment of any Baxter

Springs Debt requested by the Agent or the Required Lenders as a result of the Borrower's failure to comply with the provisions of Section 7.15(c).

     8.10 Transactions with Affiliates.
          ----------------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (i) Exempt Affiliate Transactions and (ii) on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.11 Fiscal Year; Organizational Documents.
          -------------------------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year or (b) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its articles or certificate of incorporation or its bylaws.

     8.12 No Limitations.
          --------------

     Except as contemplated by Section 8.1(g), no Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to any other Credit Party,
(c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except (in respect of any of the matters referred to in clauses (a)-(d) above) for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest or customary non-assignment provisions in any other contracts which are not material to the business and operations of the Credit Parties, (ii) this Credit Agreement and the other Credit Documents,
(iii) any agreement governing the Baxter Springs Debt, as in effect as the Closing Date and as amended to the extent contemplated by Section 7.15(c), (iv) applicable law and (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     8.13 Ownership of Subsidiaries; Limitations on Parent.
          ------------------------------------------------

     Notwithstanding any other provisions of this Credit Agreement to the contrary:

          (a) The Credit Parties will not permit any direct or indirect Subsidiary of the Borrower to (i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock in any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock in such Subsidiary, in each case and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

          (b) The Parent shall not (i) own or lease any Property other than the Capital Stock of the Borrower and cash to pay operating expenses as permitted hereunder, (ii) have any liabilities other than (A) the liabilities under the Credit Documents, (B) the liabilities under the Subordinated Note, (C) tax liabilities in the ordinary course of business and (D) corporate, administrative and operating expenses in the ordinary course of business and (iii) engage in any business other than (A) owning the Capital Stock of the Borrower and activities incidental or related thereto and (B) acting as a Guarantor hereunder and pledging its Property to the Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party.

     8.14 No Other Negative Pledges.
          -------------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except (i) pursuant to customary non-assignment or net worth provisions in any lease governing a leasehold interest or customary non-assignment any other contracts which are not material to the business and operations of the Credit Parties, (ii) pursuant to this Credit Agreement and the other Credit Documents, (iii) pursuant to any agreement governing the Baxter Springs Debt, as in effect as the Closing Date and as amended to the extent contemplated by Section 7.15(c) and (iv) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates
                --------
only to the asset or assets subject to such Permitted Lien.

     8.15 No Foreign Subsidiaries.
          -----------------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, create, acquire or permit to exist any Subsidiary which is not incorporated or organized under the laws of any State of the United States or the District of Columbia.

                                    SECTION 9

                                EVENTS OF DEFAULT
                                -----------------

     9.1  Events of Default.
          -----------------

     An Event of Default shall exist upon the occurrence, and during the continuance, of any of the following specified events (each an "Event of
                                                                --------
Default"):
-------
          (a) Payment. Any Credit Party shall default in the payment (i) when
              -------
     due of any principal of any of the Loans or any reimbursement obligation arising from drawings under

     Letters of Credit or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b)  Representations. Any representation, warranty or statement made
               ---------------
     or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

          (c)  Covenants. Any Credit Party shall:
               ---------

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.10, 7.11, 7.15 or 8.1 through 8.15 inclusive;

               (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1 and such default shall continue unremedied for a period of at least five Business Days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof being given by the Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof being given by the Agent.

          (d)  Other Credit Documents; Failure of Agreements. (i) Any Credit
               ---------------------------------------------
     Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (other than the Credit Agreement) and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

          (e)  Guaranties. The guaranty given by any Guarantor hereunder
               ----------
     (including any Person after the Closing Date in accordance with Section 7.13) or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

          (f)  Bankruptcy, etc. The occurrence of any of the following: (i) a
               ---------------
     court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

          (g)  Defaults under Other Agreements.
               -------------------------------

               (i) A Credit Party shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party and such default would have or would be reasonably expected to have a Material Adverse Effect; or

               (ii) With respect to any Indebtedness in excess of $500,000 (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party (A) such Person shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default (after giving effect to any applicable grace period) in the observance or performance of any term, condition or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid.

          (h)  Judgments. One or more judgments, orders, or decrees shall be
               ---------
     entered against any one or more of the Credit Parties involving a liability of $500,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

          (i) ERISA. The occurrence of any of the following events or conditions
              -----
     which in the aggregate would have a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of
     Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (j) Ownership. There shall occur a Change of Control.
              ---------

     9.2  Acceleration; Remedies.
          ----------------------

     Upon the occurrence, and during the continuance, of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by, or cured to the satisfaction of, the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

          (a) Termination of Commitments. Declare the Commitments terminated
              --------------------------
     whereupon the Commitments shall be immediately terminated.

          (b) Acceleration of Loans. Declare the unpaid principal of and any
              ---------------------
     accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Cash Collateral. Direct the Borrower to pay (and the Borrower
              ---------------
     agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and
                      ---------------------
         interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      Allocation of Payments After Event of Default.
                  ---------------------------------------------

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent or any of the Lenders with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent, the Issuing Lender or any Lender;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder and all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" and "SECOND" above;

                  FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, to the payment or cash collateralization of the outstanding LOC Obligations, pro rata as set forth below;

                  FIFTH, to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender, pro rata, as set forth below; and

                  SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and net payment obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied; and
(c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender or, to the extent participated to the Lenders, the Lenders from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH," and "FIFTH" above in the manner provided in this Section 9.3.

                                   SECTION 10

                                AGENCY PROVISIONS
                                -----------------

         10.1     Appointment.
                  -----------

         Each Lender hereby designates and appoints NationsBank, N.A. as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         10.2     Delegation of Duties.
                  --------------------

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     Exculpatory Provisions.
                  ----------------------

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by a Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agent is not trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4     Reliance on Communications.
                  --------------------------

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     Notice of Default.
                  -----------------

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Credit Documents.

         10.6     Non-Reliance on Agent and Other Lenders.
                  ---------------------------------------

         Each Lender expressly acknowledges that neither the Agent, NMS nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent and NMS that it has, independently and without reliance upon the Agent or NMS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or NMS or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent and NMS shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent, NMS or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     Indemnification.
                  ---------------

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8     Agent in its Individual Capacity.
                  --------------------------------

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with a Borrower or any other Credit Party as though such Agent were not the Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9     Successor Agent.
                  ---------------

         The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, provided such successor Agent is a Lender hereunder or qualifies under clause (b) of the definition of Eligible Assignee. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 60 days after the notice of resignation, then the retiring Agent shall select a successor Agent, provided such successor Agent is a Lender hereunder or qualifies under clause (b) of the definition of Eligible Assignee. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.

                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

         11.1     Notices.
                  -------

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule
                                                                   --------
11.1, or at such other address as such party may specify by written notice to
----
the other parties hereto.

         11.2     Right of Set-Off.
                  ----------------

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     Benefit of Agreement.
                  --------------------

                  (a) Generally. This Credit Agreement shall be binding upon and
                      ---------
         inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit
                                            --------
         Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to
                          -------- -------
         transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
         Section 11.3.

                  (b) Assignments. Each Lender may assign to one or more
                      -----------
         Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitments); provided, however, that:
                       --------  -------

                           (i) each such assignment shall be to an Eligible Assignee;

                           (ii) except in the case of an assignment to another Lender, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or the remaining amount of the Commitment being assigned by such Lender);

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

                           (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b),
                                                         ---------------
                  together with a processing fee from the assignor of $3,500.

         Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.13.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Register. The Agent shall maintain a copy of each
                      --------
         Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall
                                 --------
         be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance. Upon its receipt of an Assignment Agreement
                      ----------
         executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment Agreement,
                 ---------------
         (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Participations. Each Lender may sell participations to one
                      --------------
         or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitments and its Loans); provided, however, that (i)
                                                    --------  -------
         such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled, to the same extent that such Lender would be entitled, to the benefit of the yield protection provisions contained in Sections 3.9 through 3.14, inclusive, and the right of set-off contained in Section 11.2, provided that the participant complies with the obligations, if any, imposed on a Lender by such Sections, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitments) and (v) any such participation shall be in a minimum aggregate amount of $2,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof.

                  (f) Nonrestricted Assignments. Notwithstanding any other
                      -------------------------
         provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Information. Any Lender may furnish any information
                      -----------
         concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.16 hereof.

         11.4     No Waiver; Remedies Cumulative.
                  ------------------------------

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     Payment of Expenses; Indemnification.
                  ------------------------------------

         The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent and NMS in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agent and each of the Lenders during the existence of an Event of Default in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party and
(b) indemnify the Agent, NMS and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, NMS or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, (ii) any Environmental Claim, (iii) any claims for Non-Excluded Taxes payable by the Borrower pursuant to Section 3.13 (but excluding in the case of (i), (ii) and (iii) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     Amendments, Waivers and Consents.
                  --------------------------------

         Subject to Section 11.18(b), neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver,
                         --------
discharge or termination shall without the consent of each Lender affected thereby:

                  (a) extend the Maturity Date or postpone or extend or waive any Principal Amortization Payment of any Loan or any portion thereof;

                  (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                  (c) reduce or waive the principal amount of any Loan;

                  (d) increase or extend any Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (e) release all or a material portion of the Collateral securing the Credit Party Obligations hereunder (provided that the Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5);

                  (f) release the Borrower from its obligations or release all or a material portion of the other Credit Parties from their respective obligations under the Credit Documents;

                  (g) amend, modify or waive any provision of this Section or
         Section 3.4(a), 3.4(b), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
         5.2, 9.1(a), 11.2, 11.3 or 11.5;

                  (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

                  (i) consent to the assignment or transfer by a Borrower of any of its rights and obligations under (or in respect of) the Credit Documents.

Not withstanding the above, any amendment to Section 3.3(b) or any of the defined terms contained in such Section 3.3(b) shall be effective upon the written consent of the Required Lenders.

Not withstanding the above, no amendment or change that affects the application of prepayments pursuant to Section 3.3(c) or the allocation of payments between the Tranche A Term Loans and Tranche B Terms Loans shall be effective unless Lenders holding in the aggregate more than 50% of the outstanding Tranche A Term Loans and more than 50% of the Tranche B Term Loans shall consent to such amendment or change in allocation of payments.

Notwithstanding the above, no provisions of Section 10 may be amended or modified without the consent of the Agent. No provisions affecting the Issuing Lender's rights to (a) reimbursement or indemnity under Section 2.2 or (b) any fees payable pursuant to Section 3.4(c) may be amended without the consent of the Issuing Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     Counterparts/Telecopy.
                  ---------------------

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

         11.8     Headings.
                  --------

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     Defaulting Lender.
                  -----------------

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10    Survival of Indemnification and Representations and
                  ---------------------------------------------------
                  Warranties.
                  ----------

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11    Governing Law; Jurisdiction.
                  ---------------------------

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (other than the Mortgage Documents which shall be governed by the laws of the state where the real property is located that is covered by such Mortgage Document). Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12    Waiver of Jury Trial.
                  --------------------

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13    Time.
                  ----

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         11.14    Severability.
                  ------------

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15    Further Assurances.
                  ------------------

         The Credit Parties agree, upon the request of the Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than Permitted Liens.

         11.16    Confidentiality.
                  ---------------

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.12 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent
                           --------  -------
the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this
           -------- -------
Section 11.16 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section
11.16 by any Lender or representative thereof.

         11.17    Entirety.
                  --------

         This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.18 Binding Effect; Continuing Agreement.
           ------------------------------------

           (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

           (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Agent shall, at the request and expense of the Borrower, deliver all Collateral in its possession to the Borrower and release all Liens on Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Lenders shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Agent or Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

     11.19 Regulation O.
           ------------

     The Credit Parties hereby represent and warrant that no director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System. Each of the Credit Parties agrees to use its best efforts to insure that no director, executive officer or principal shareholder of such Credit Party becomes a director, executive officer or principal shareholder of any Lender. The Lenders agree that any breach by any Credit Party of the representation, warranty and covenant contained in this Section 11.19 shall not constitute a Default or an Event of Default.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                         PACKAGING DYNAMICS, L.L.C.
--------

                                  By: /s/ G. Douglas Patterson
                                     ---------------------------------------
                                  Name: G. Douglas Patterson
                                       -------------------------------------
                                  Title: Vice President
                                        ------------------------------------


GUARANTORS:                       PACKAGING HOLDINGS, L.L.C.
----------

                                  By: /s/ G. Douglas Patterson
                                     ---------------------------------------
                                  Name: G. Douglas Patterson
                                       -------------------------------------
                                  Title: Vice President
                                        ------------------------------------


                                  BAGCRAFT ACQUISITION, L.L.C

                                  By: /s/ G. Douglas Patterson
                                     ---------------------------------------
                                  Name: G. Douglas Patterson
                                       -------------------------------------
                                  Title: Vice President
                                        ------------------------------------


                                  IPMC ACQUISITION, L.L.C

                                  By: /s/ G. Douglas Patterson
                                     ---------------------------------------
                                  Name: G. Douglas Patterson
                                       -------------------------------------
                                  Title: Vice President
                                        ------------------------------------

                             (Signatures Continued)

LENDERS:                        NATIONSBANK, N.A.,
-------
                                in its individual capacity as a Lender and in its capacity as Agent for the Lenders


                                By: /s/ Lisa S. Donoghue
                                   -----------------------------------------
                                Name: Lisa S. Donoghue
                                     ---------------------------------------
                                Title: Sr. Vice President
                                      --------------------------------------

                             (Signatures Continued)

                                 ALLSTATE LIFE INSURANCE COMPANY


                                 By: /s/ Charles D. Mires
                                    -------------------------------------
                                 Name: Charles D. Mires
                                      -----------------------------------
                                 Title: Authorized Signatory
                                       ----------------------------------


                                 By: /s/ Jerry D. Zinkula
                                    -------------------------------------
                                 Name: Jerry D. Zinkula
                                      -----------------------------------
                                 Title: Authorized Signatory
                                       ----------------------------------

                             (Signatures Continued)

                             ABN AMRO Bank N.V.


                             By: /s/ Laurie C. Tuzo
                                -----------------------------------------
                             Name: Laurie C. Tuzo
                                  ---------------------------------------
                             Title: Senior Vice President
                                   --------------------------------------


                             By: /s/ Eric R. Hollingsworth
                                -----------------------------------------
                             Name: Eric R. Hollingsworth
                                  ---------------------------------------
                             Title: Assistant Vice President
                                   --------------------------------------

                             (Signatures Continued)

                                  FIRST UNION NATIONAL BANK

                                  By: /s/ Scott Santa Cruz
                                     --------------------------------------
                                  Name: Scott Santa Cruz
                                       ------------------------------------
                                  Title: Vice President
                                        -----------------------------------

                             (Signatures Continued)

                                 SOCIETE GENERALE


                                 By: /s/ Christopher J. Speltz
                                    -----------------------------------------
                                 Name: Christopher J. Speltz
                                      ---------------------------------------
                                 Title: Director, Head of SG-Dallas
                                       --------------------------------------

                                  EXHIBIT 1.1A

                           FORM OF SECURITY AGREEMENT
                           --------------------------

         THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as
                                        ------------------
of November __, 1998 among PACKAGING DYNAMICS, L.L.C., a Delaware limited liability company (the "Borrower"), PACKAGING HOLDINGS, L.L.C., a Delaware
                        --------
limited liability company (the "Parent"), each of the Subsidiaries of the
                                ------
Borrower from time to time party hereto (the Borrower's Subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors")
                                 ---------                        ----------
and NATIONSBANK, N.A., in its capacity as agent (in such capacity, the "Agent")
                                                                        -----
for the lenders from time to time party to the Credit Agreement described below (the "Lenders").
      -------

                                    RECITALS
                                    --------

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are parties to a credit agreement of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement");
                                                           ----------------
and

         WHEREAS, the Lenders have required that the Borrower and the Guarantors (the Guarantors, together with the Borrower individually an "Obligor," and
                                                             -------
collectively, the "Obligors") secure their respective obligations under the
                   --------
Credit Agreement and the other Credit Documents in accordance with the terms of this Security Agreement. The Obligors constitute one integrated financial enterprise, and the extensions of credit to any Obligor shall benefit directly and indirectly each Obligor.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.
                  -----------

                  (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement. All terms used in this Security Agreement that are defined in the Uniform Commercial Code in effect in the State of New York (the "UCC") and which are not otherwise defined herein shall have the
          ---
         meanings set forth therein. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with the Borrower.

                  (b) In addition, the following terms shall have the following meanings:

                         "Capital Stock": means (i) in the case of a
                          -------------
                  corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other ownership interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                         "Copyright Licenses": any written agreement, naming
                          ------------------
                  any Obligor as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement.
                        -------------

                         "Copyrights": (a) all copyrights in all works subject
                          ----------
                  to copyright protection pursuant to Title 17 of the United States Code or applicable copyright legislation in any other country, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 6.19
                                                                 -------------
                  to the Credit Agreement, (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 6.19
                                                                 -------------
                  to the Credit Agreement and (c) all actions for infringement concerning the foregoing.

                         "Excluded Equipment": all de-inking equipment
                          ------------------
                  purchased from Milnor Corporation for use at the paper mill located in Detroit, Michigan owned by IPMC Acquisition, L.L.C. and which is pledged to the Michigan Department of Natural Resources.

                         "Intellectual Property": means all Copyrights,
                          ---------------------
                  Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

                         "Patent License": all agreements, whether written or
                          --------------
                  oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in
                  Schedule 6.19 to the Credit Agreement.
                  -------------

                         "Patents": (a) all letters patent of the United
                          -------
                  States or any other country, and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement, (b) all
                        -------------
                  applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit
                                             -------------
                  Agreement and (c) all actions for infringement concerning the foregoing, including the right to sue for and to recover and retain all damages and profits arising from past infringements.

                         "Pledged Interests": means all of the issued and
                          -----------------
                  outstanding membership interests in the Borrower, Bagcraft Acquisition, L.L.C., a Delaware limited liability company, and IPMC Acquisition, L.L.C., a Delaware limited liability company.

                         "Secured Obligations": the collective reference to
                          -------------------
                  all of the Credit Party Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrower or any other Credit Party to any Lender or the Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements with any Lender and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

                         "Trademark License": means any agreement, written or
                          -----------------
                  oral, providing for the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement.
                                         -------------

                         "Trademarks": (a) all trademarks, trade names,
                          ----------
                  corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 6.19
                                                                 -------------
                  to the Credit Agreement, (b) all renewals thereof, including, without limitation, any thereof referred to in Schedule 6.19
                                                                 -------------
                  to the Credit Agreement and (c) all actions for infringement concerning the foregoing, including the right to sue for and to recover and retain all damages and profits arising from past infringements.

         2.       Grant of Security Interest in the Collateral. To secure the
                  --------------------------------------------
prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, each Obligor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):
                                                             ----------

                  (a) All equipment, including, without limitation, all vehicles, rolling stock, machinery, tools, furniture, furnishings, office equipment and trade fixtures; provided, however that no security
                                              --------  -------
         interest shall exist in the Excluded Equipment until such time as the Michigan Department of Natural Resources shall have released its security interest in the same;

                  (b) All accounts and receivables and all goods represented by or securing accounts and receivables, including, without limitation, all rents and tenant payments, if any;

                  (c) All inventory, including, without limitation, all raw materials, all work in process and all goods held by an Obligor for sale or lease;

                  (d) All contract rights, including, without limitation, all rights under management agreements, tax sharing agreements and lease agreements and all rights to payment of money, tax refunds and insurance proceeds;

                  (e) All of the Pledged Interests and any dividend, distribution or return on equity with respect to the Pledged Interests (other than payments that constitute Restricted Payments);

                  (f) All of the issued and outstanding shares of Capital Stock of any Person which hereafter becomes a Subsidiary of any Credit Party party hereto owned by such Credit Party, including without limitation, any certificates (or other agreements or instruments), if any, representing such shares;

                  (g)    All other general intangibles;

                  (h) All instruments, documents, chattel paper, securities, investment property, policies and certificates of insurance, deposits, cash or other goods;

                  (i) All books, records, ledger cards, files, correspondence, computer software, tapes, disks and related data processing software (owned by an Obligor or in which an Obligor has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (j) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses;

                  (k) All other personal property of any kind or type whatsoever owned by an Obligor;

                  (l) All accessions and additions to, and substitutions and replacements of, any and all of the foregoing, whether now existing or hereafter arising; and

                  (m) All proceeds and products of the foregoing and all insurance relating to the foregoing collateral and all proceeds thereof (including, without limitation, insurance proceeds payable on account of business interruption), whether now existing or hereafter arising.

         Notwithstanding anything in this Security Agreement to the contrary, with respect to each item of Collateral constituting an agreement, license, permit or other instrument of any Obligor, such item shall be subject to the security interest created hereby only to the extent that the granting of such security interest does not, under the terms of such agreement, license, permit or other instrument, or as provided by law, cause any default under or termination of such agreement, license, permit or other instrument or the loss of any material right of such Obligor thereunder; provided, however, that in no
                                                  --------  -------
event shall the foregoing be construed to exclude from the security interest created by this Security Agreement, proceeds or products of any such agreement, license, permit or other instrument of such Obligor or any accounts receivable or the right to payments due or become due such Obligor under any such agreement or other instrument.

         Notwithstanding anything in this Security Agreement to the contrary, the Agent, on behalf of the Lenders, agrees that its Lien on any monies used by the Obligors to make a Restricted Payment for Taxes permitted by the terms of the Credit Agreement shall be deemed released upon the payment of such Restricted Payment for Taxes.

         The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

         3.       Provisions Relating to Accounts Receivable.
                  ------------------------------------------

                  (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the accounts receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such account receivable. Neither the Agent nor any Lender shall have any obligation or liability under any account receivable (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any Lender of any payment relating to such account receivable pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any account receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any account receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times; provided, however, that
                                                        --------  -------
         the Agent agrees to execute all documents reasonably necessary to enable the Obligors to collect upon any accounts receivable.

                  (b) Once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, the Agent shall have the right, but not the obligation, to make test verifications of the accounts receivable in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent's request, the Obligors shall cause independent public accountants or others satisfactory to the Agent to furnish (once each calendar year at the expense of the Obligors and at all other times at the expense of the Lenders) to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts receivable. After the occurrence and during the continuation of an Event of Default, the Agent in its own name or in the name of others may communicate with account debtors on the accounts receivable to verify with them to the Agent's satisfaction the existence, amount and terms of any accounts receivable.

         4.       Representations and Warranties. Each Obligor hereby represents
                  ------------------------------
and warrants to the Agent, for the benefit of the Lenders:

                  (a)   Chief Executive Office; Books & Records. As of the
                        ---------------------------------------
         Closing Date, each Obligor's chief executive office and chief place of business is (and for the prior four months has been) located at the locations set forth on Schedule 6.22(c) to the Credit Agreement, and
                                ----------------
         each Obligor keeps its books and records at such locations.

                  (b)   Location of Collateral. As of the Closing Date, the
                        ----------------------
         location of all tangible property included in the Collateral owned by each Obligor is as shown on Schedule 6.22(b) to the Credit Agreement.
                                     ----------------

                  (c)   Ownership. Each Obligor is the legal and beneficial
                        ---------
         owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no "adverse claim" within the meaning of Article 8 of the UCC with respect to the Collateral consisting of "financial assets" (as defined in the UCC) of each Obligor. As of the Closing Date, each Obligor's legal name is as shown in this Security Agreement and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 4(c) attached
                                                   -------------
         hereto.

                  (d)   Security Interest/Priority. This Security Agreement
                        --------------------------
         creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing, recordation or registration (or possession with respect to any shares of Capital Stock that are certificated and constitute securities for purposes of Article 8 of the
         UCC), shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing, recordation or registration under the UCC or other applicable personal property security legislation, free and clear of all Liens except for Permitted Liens.

                  (e)   Contracts; Agreements. As of the Closing Date the
                        ---------------------
         Obligors have no material contracts or agreements which are non-assignable by their terms or which prevent the granting of a security interest therein such that the unenforceability of such contracts and agreements in the aggregate would or would reasonably be expected to have a Material Adverse Effect.

                  (f)   Receivables. Except to the extent the failure of the
                        -----------
         Obligors' receivables to comply with the following terms would not or would not reasonably be expected to have a Material Adverse Effect, (i) each receivable of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) in the case of each receivable of the Obligors which is an account receivable, each receivable arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to the account debtor named therein, (iii) no receivable (excluding inter-company receivables) of an Obligor is evidenced by any instrument or chattel paper valued in excess of $100,000, unless such instrument or chattel paper has been theretofore endorsed over and delivered to the Agent except as otherwise provided in Section 5(c) below and (iv) no surety bond was required or given in connection with any receivables of an Obligor or the contracts or purchase orders out of which they arose.

                  (g)   Inventory. As of the Closing Date, no inventory is held
                        ---------
         by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

                  (h)   Copyrights, Patents and Trademarks.
                        ----------------------------------

                        (i)    Schedule 6.19 to the Credit Agreement includes
                               -------------
                  all Intellectual Property which is the subject of a registration or application and all Trademark Licenses, Copyright Licenses and Patent Licenses owned by the Obligors in their own names as of the date hereof.

                        (ii)   Except as set forth in Schedule 6.19 to the
                                                      -------------
                  Credit Agreement, to the best of each Obligor's knowledge, each Copyright, Copyright License, Patent, Patent License, Trademark and Trademark License of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

                        (iii)  Except as set forth in Schedule 6.19 to the
                                                      -------------
                  Credit Agreement, none of the Copyrights, Patents or Trademarks is the subject of any licensing or franchise agreement.

                        (iv)   Except as set forth in Schedule 6.19 to the
                                                      -------------
                  Credit Agreement, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any registered Intellectual Property.

                        (v)    Except as set forth in Schedule 6.19 to the
                                                      -------------
                  Credit Agreement, to the best of each Obligor's knowledge, no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property.

                        (vi) All applications pertaining to the Intellectual Property of each Obligor have been duly and properly filed, all registrations or letters pertaining to such Intellectual Property have been duly and properly filed and issued and , to the best of each Obligor's knowledge, all such Intellectual Property is valid and enforceable.

                        (vii) Except as permitted under the Credit Agreement, no Obligor has made any assignment or agreement in conflict with the security interest in the Intellectual Property of each Obligor hereunder.

                  (i)   Authorization of Pledged Interests. The Pledged
                        ----------------------------------
         Interests are duly authorized and validly issued and are not subject to the preemptive rights of any Person. All other equity interests constituting Pledged Interests will be duly authorized and validly issued and not subject to the preemptive rights of any Person.

                  (j)   Exercising of Rights. The exercise by the Agent of its
                        --------------------
         rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction in each case, binding on or affecting an Obligor or any of its property.

                  (k)   Obligor's Authority. No authorization, approval or
                        -------------------
         action by, and no notice or filing with any Governmental Authority pursuant to any law or governmental authority binding on the Credit Parties or with any third party (including, without limitation, the issuer of any Pledged Interests) is required either (i) for the pledge of Collateral made by each Obligor or for the granting of the security interest in the Collateral by each Obligor pursuant to this Security Agreement; or (ii) for the exercise by the Agent or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                  (l)   Partnership and Limited Liability Company Interests.
                        ---------------------------------------------------
         None of the Pledged Interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a "security" or a "financial asset" as such terms are defined in Article 8 of the UCC.

         5.       Covenants. Each Obligor covenants that, so long as any of the
                  ---------
Secured Obligations remain outstanding (other than any obligations with respect to the indemnities set forth in any Credit Document which by their terms survive the termination of such Credit Document) or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

                  (a)   Other Liens. Defend the Collateral against the claims
                        -----------
         and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

                  (b)   Preservation of Collateral. Keep the Collateral in good
                        --------------------------
         order, condition and repair in all material respects and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance except as permitted under the Credit Agreement.

                  (c)   Instruments/Chattel Paper. Deliver to the Agent each
                        -------------------------
         instrument or chattel paper valued in excess of $100,000 which represents or relates to the Collateral (other than instruments evidencing debt obligations from one Credit Party to another Credit Party), duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

                  (d)   Change in Location/Change of Name. Not, without
                        ---------------------------------
         providing 30 days prior written notice to the Agent and without filing such further financing statements or amendments to any previously filed financing statements as the Agent may require; provided that the Agent shall promptly provide information to the Obligors regarding financing statements and amendments to be required after receipt of such notice,
         (i) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 6.22(c) to the Credit Agreement, (ii) change the
                  ----------------
         location of its Collateral from the locations set forth for such Obligor on Schedule 6.22(b) of the Credit Agreement, or as set forth in
                    ----------------
         the Credit

         Agreement, or (iii) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 5(d) attached hereto.
                              -------------

                  (e)   Inspection. Upon reasonable notice, and during
                        ----------
         reasonable hours, at all times allow the Agent or its representatives to visit and inspect the Collateral as set forth in Section 7.12 of the
                                                             ------------
         Credit Agreement.

                  (f)   Contracts; Agreements. Not enter into any material
                        ---------------------
         contracts or agreements which are non-assignable to the Agent or the Lenders by their terms or which prevent the granting of a security interest to the Agent or the Lenders.

                  (g)   Perfection of Security Interest. Execute and deliver to
                        -------------------------------
         the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent its security interests hereunder, including, but not limited to, (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in such Copyrights for filing with the United States Copyright Office in the form of Schedule 5(g)(i) attached hereto, (C) with regard to Patents, a
                 ----------------
         Notice of Grant of Security Interest in such Patents for filing with the United States Patent and Trademark Office in the form of Schedule
                                                                      --------
         5(g)(ii) attached hereto, and (D) with regard to Trademarks, a Notice
         --------
         of Grant of Security Interest in such Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule
                                                                  --------
         5(g)(iii) attached hereto, (ii) to consummate the transactions
         ---------
         contemplated hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder. To that end, each Obligor agrees that the Agent may file one or more financing statements disclosing the Agent's security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon; provided that the Agent will provide a notice to the appropriate Obligor of any of the foregoing within 10 days of the execution, delivery and filing, if any, thereof and will promptly thereafter provide copies of any of the foregoing executed and delivered by the Agent, including, if received by the Agent, acknowledgment copies of any financing statements as filed. Furthermore, each Obligor hereby irrevocably makes, constitutes and appoints the Agent, its nominee or any other Person whom the Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder. The power of attorney granted hereunder is coupled with an interest and is and shall remain irrevocable so long as the Credit Agreement is in effect (other than any obligations with respect to the indemnities and the representations and warranties set forth in any Credit Document which by their terms survive the termination of such Credit Document) or any amounts payable thereunder, under any other Credit Document or Hedging Agreement, or under any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each

         Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Obligor wherever the Agent may in its sole discretion desire to file the same; provided that the Agent will provide notice to the appropriate Obligor of any of the foregoing within 10 days of the execution, delivery and filing, if any, thereof and will promptly thereafter provide copies of any of the foregoing executed and delivered by the Agent, including, if received by the Agent, acknowledgment copies of any financing statements as filed. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and the Agent so requests, such Obligor agrees to notify such agents in writing of the Agent's security interest therein and, upon the occurrence and continuance of an Event of Default, upon the Agent's request, instruct them to hold all such Collateral for the Lenders' account and subject to the Agent's instructions. Each Obligor agrees to mark its books and records to reflect the security interest of the Agent in the Collateral The Obligors agree to deliver to the Agent any certificates representing Capital Stock pledged to the Agent on behalf of the Lenders pursuant to the terms of this Security Agreement, together with appropriate transfer powers executed in blank.

                  (h)   Treatment of Receivables. Not grant or extend the time
                        ------------------------
         for payment of any receivable, or compromise or settle any receivable for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business.

                  (i)   Covenants Relating to Copyrights.
                        --------------------------------

                        (i) Except as otherwise permitted by the Credit Agreement, employ each Copyright with such notice of copyright as may be required by law to secure copyright protection.

                        (ii) Not do any act or knowingly omit to do any act whereby any Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any Copyright may become injected into the public domain; (B) notify the Agent immediately if it knows, or has reason to know, that any Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Agent of any infringement of any Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement. Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, preserve or protect any Copyrights which are not material to their businesses.

                        (iii) Except as otherwise permitted by the Credit Agreement, not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder.

         (j)      Covenants Relating to Patents and Trademarks.
                  --------------------------------------------

                        (i) (A) Continue to use each Trademark in such a manner as to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration or notice of trademark, as applicable, sufficient to protect such Trademark, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

                        (ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

                        (iii) Notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country), other than non-final determinations of any such office or court, regarding an Obligor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

                        (iv) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and obtain the relevant registration) and to maintain each registration of the Patents and

                  Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                        (v) Promptly notify the Agent and the Lenders after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including, where appropriate, the bringing of suit for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

                        (vi) Except as otherwise permitted by the Credit Agreement, not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder.

                  Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, preserve or protect any Patent or Trademark which is not material to their businesses.

                  (k)   New Patents, Copyrights and Trademarks. Whenever an
                        --------------------------------------
         Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any material Copyright, Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, an Obligor shall promptly report such filing to the Agent and the Lenders. Upon request of the Agent, an Obligor shall promptly provide the Agent with (i) a listing of all such applications (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Notice of Security Interest in such Copyrights, (B) with respect to Patents, a duly executed Notice of Security Interest in such Patents, (C) with respect to Trademarks, a duly executed Notice of Security Interest in such Trademarks or (D) such other duly executed documents as the Agent may request in a form acceptable to counsel for the Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application or registration.

                  (l)   Insurance. Insure, repair and replace the Collateral of
                        ---------
         such Obligor as set forth in the Credit Agreement. All insurance proceeds received in connection with the Collateral shall be subject to the security interest of the Agent hereunder.

                  (m)   Issuance or Acquisition of Capital Stock. Issue or
                        ----------------------------------------
         acquire, without the prior written consent of the Agent and without executing and delivering to the Agent such agreements, documents and instruments as the Agent may require, any Capital Stock consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market,
         (ii) by its terms expressly provides that it is a security governed by
         Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a "security" or a "financial asset" as such terms are defined in Article 8 of the UCC.

                  (n)  Excluded Equipment. The aggregate value of obligations
                       ------------------
         owed to Michigan Department of Natural Resources which are secured by the Excluded Equipment will not exceed $2,500,000.

         6.       Advances by Lenders. On failure of any Obligor to perform any
                  -------------------
of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate provided in Section 3.1(a) of the
                                                          --------------
Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Hedging Agreement. The Agent and the Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         7.       Events of Default.
                  -----------------

         The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event
                                                                           -----
of Default").
----------
         8.       Remedies.
                  --------

                  (a)  General Remedies. Upon the occurrence of an Event of
                       ----------------
         Default and during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in the Hedging Agreements with any Lender or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC to the extent permitted by law and further, the Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Agent at the expense of the Obligors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, (iv) remove any

         Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10
                              ------------
         days before the time of sale or other event giving rise to the requirement of such notice. The Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Agent and the Lenders may further postpone such sale by announcement made at such time and place.

                  (b)  Remedies Relating to Receivables. Upon the occurrence of
                       --------------------------------
         an Event of Default and during the continuation thereof, whether or not the Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly, upon written request of the Agent, instruct all account debtors to remit all payments in respect of the receivables to a mailing location selected by the Agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent or its designee may notify any Obligor's customers and account debtors that the receivables of such Obligor have been assigned to the Agent or of the Agent's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including, without limitation, by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on receivables, and, in the Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the receivables. Each Obligor acknowledges and agrees that the proceeds of its receivables remitted to or on behalf of the Agent in accordance with the provisions hereof shall be solely for the Agent's own convenience and that such Obligor shall not have any right, title or interest in such accounts or in any such other amounts except as expressly provided herein. The Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Agent or the Lenders (each, an "Indemnified
                                                                     -----------
         Party") as a result of actions taken by the Agent in accordance with
         -----
         the foregoing except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors, or an Indemnified Party or any other Person. The foregoing indemnity shall survive the repayment of the Secured Obligations and the termination of the Commitments.

                  (c)  Access. In addition to the rights and remedies hereunder,
                       ------
         upon the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence of an Event of Default and during the continuance thereof, the Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

                  (d)  Nonexclusive Nature of Remedies. Failure by the Agent or
                       -------------------------------
         the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document or any Hedging Agreement or as provided by law, or any delay by the Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing and signed by the party against whom such waiver is sought to be enforced. Any such waiver shall be effective only to the extent specifically stated and shall only be granted as provided herein. To the extent permitted by law, neither the Agent, the Lenders, nor any party acting as attorney for the Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have.

                  (e)  Retention of Collateral. The Agent may, after complying
                       -----------------------
         with Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

                  (f)  Deficiency. In the event that the proceeds of any sale,
                       ----------
         collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section 3.1(a) of the Credit
                                                  --------------
         Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         9.       Rights of the Agent.
                  -------------------

                  (a)  Power of Attorney. In addition to other powers of
                       -----------------
         attorney contained herein, each Obligor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of
         Default:

                       (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as the Agent may reasonably determine;

                       (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                       (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                       (iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

                       (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;

                       (vi) adjust and settle claims under any insurance policy relating thereto;

                       (vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (viii) institute any foreclosure proceedings that the Agent may deem appropriate;

                           (ix) to sign and endorse any drafts, assignments, proxies, transfer powers relating to any Capital Stock, verifications, notices and other documents relating to the Pledged Interests of such Obligor;

                           (x) to exchange any of the Pledged Interests or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Interests of such Obligor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Agent may determine;

                           (xi) to vote for a resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Interests of such Obligor into the name of the Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Interests of such Obligor or any part thereof may be sold pursuant to Section 9 hereof; and

                           (xii) do and perform all such other acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, or any Credit Document or Hedging Agreement is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

                  (b)      Assignment by the Agent. The Agent may in accordance
                           -----------------------
         with the terms of the Credit Agreement be replaced and the successor Agent shall be entitled to all of the rights and remedies of the Agent under this Security Agreement in relation thereto.

                  (c)      The Agent's Duty of Care. Other than the exercise of
                           ------------------------
         reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

                  (d)      Voting Rights in Respect of the Pledged Interests.
                           -------------------------------------------------

                           (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Obligor may exercise any and all voting and other consensual rights pertaining to the Pledged Interests of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or the Credit Agreement; and

                           (ii)    Upon the occurrence and during the
                  continuance of an Event of Default, all rights of a Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section 10(e) shall cease and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (e)      Dividend Rights in Respect of the Pledged Interests.
                           ---------------------------------------------------

                           (i) So long as no Event of Default shall have occurred and be continuing, each Obligor may receive and retain any and all dividends (other than Capital Stock dividends which shall be pledged to the Agent pursuant to the terms of this Security Agreement and shall be considered Pledged Interests) or distributions paid in respect of the Pledged Interests to the extent they are allowed under the Credit Agreement.

                           (ii)    Upon the occurrence and during the
                  continuance of an Event of Default:

                                   (A) all rights of an Obligor to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to subsection (i) of this Section 9(e) (other than rights with respect to cash to be used for Restricted Payments for Taxes) shall cease and all such rights shall thereupon be vested in the Agent which shall thereupon have the sole right to receive and hold as Pledged Interests such dividends and interest payments; and

                                   (B)   all dividends and distributions which
                           are received by an Obligor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Agent as Pledged Interests in the exact form received, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations.

         10.      Application of Proceeds. Upon the occurrence and during the
                  -----------------------
continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.3 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         11.      Costs and Expenses of Agent and Lenders. At all times
                  ---------------------------------------
hereafter, the Obligors agree to promptly pay upon demand any and all reasonable costs and expenses of the Agent or the Lenders (including, without limitation, the reasonable costs and expenses of legal counsel), (i) as required under
Section 11.5 of the Credit Agreement and (ii) as necessary to protect the
------------
Collateral, to exercise any rights or remedies under this Security Agreement with respect to any Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

         12.      Continuing Agreement.
                  --------------------

                  (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities set forth in any Credit Document which by their terms survive the termination of such Credit Document). Upon such payment and termination, this Security Agreement shall be automatically terminated and, the Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

                  (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         13.      Amendments; Waivers; Modifications. This Security Agreement
                  ----------------------------------
and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

         14.      Successors in Interest. This Security Agreement shall create a
                  ----------------------
continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and assigns; provided, however, that none
                                                  --------  -------
of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or such Lender, or its officers, employees or agents.

         15.      Notices. All notices required or permitted to be given under
                  -------
this Security Agreement shall be in conformance with Section 11.1 of the Credit
                                                     ------------
Agreement.

         16.      Counterparts. This Security Agreement may be executed in any
                  ------------
number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         17.      Headings. The headings of the sections and subsections hereof
                  --------
are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         18.      Governing Law; Submission to Jurisdiction; Venue.
                  ------------------------------------------------

                  (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Security Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1 of
                                                               ------------
         the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

                  (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         19.   WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW,
               --------------------
EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         20.   Severability. If any provision of this Security Agreement is
               ------------
determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         21.   Entirety. This Security Agreement, the other Credit Documents and
               --------
the Hedging Agreements with any Lender represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents and the Hedging Agreements with any Lender or the transactions contemplated herein and therein.

         22.   Survival. All representations and warranties of the Obligors
               --------
hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Hedging Agreements with any Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

         23.   Other Security. To the extent that any of the Secured Obligations
               --------------
are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then to the extent the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement, upon the occurrence and during the continuance of any Event of Default, to the extent the applicable security agreement, guarantee or endorsement or other applicable document so provides, the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other Credit Document or under any Hedging Agreement.

         24.   Joint and Several Obligations of Obligors.
               -----------------------------------------

               (a) Subject to clause (c), each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

               (b) Subject to clause (c), each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and the Hedging Agreements with any Lender, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

               (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                            PACKAGING DYNAMICS, L.L.C.
--------
                                     a Delaware limited liability company


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------


GUARANTORS:                          PACKAGING HOLDINGS, L.L.C.
----------
                                     a Delaware limited liability company

                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------


                                     BAGCRAFT ACQUISITION, L.L.C.
                                     a Delaware limited liability company


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------


                                     IPMC ACQUISITION, L.L.C.
                                     a Delaware limited liability company


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------

         Accepted and agreed to as of the date first above written.

                                            NATIONSBANK, N.A., as Agent


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                  SCHEDULE 4(c)
                                  ------------

                  MERGERS, CONSOLIDATIONS, CHANGE IN STRUCTURE
                  --------------------------------------------
                              OR USE OF TRADENAMES
                               -------------------

                                SCHEDULE 5(g)(i)
                                ---------------

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   COPYRIGHTS

United States Copyright Office

Gentlemen:

         Please be advised that pursuant to the Security Agreement dated as of ___________, 1998 (as the same may be amended, modified, extended or restated from time to time, the "Security Agreement") by and among the Obligors party
                        ------------------
thereto (each an "Obligor" and collectively, the "Obligors") and NationsBank,
                  -------                         --------
N.A., as Agent (the "Agent") for the lenders referenced therein (the "Lenders"),
                     -----                                            -------
the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Agent for the ratable benefit of the Lenders:

                                   COPYRIGHTS
                                   ----------
                                                                Date of
         Copyright No.        Description of Copyright         Copyright
         ------------         ------------------------         ---------



                               Copyright Applications
                               ----------------------

            Copyright         Description of Copyright     Date of Copyright
         Applications No.           Applied For              Applications
         ---------------            -----------              ------------

         The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

                                                      Very truly yours,

                                                      __________________________
                                                      [Obligor]

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________


Acknowledged and Accepted:

NATIONSBANK, N.A., as Agent


By:_____________________
Name:___________________
Title:__________________

                                SCHEDULE 5(g)(ii)
                                ----------------

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                     PATENTS

United States Patent and Trademark Office

Gentlemen:

         Please be advised that pursuant to the Security Agreement dated as of ___________, 1998 (the "Security Agreement") by and among the Obligors party
                        ------------------
thereto (each an "Obligor" and collectively, the "Obligors") and NationsBank,
                  -------                         --------
N.A., as Agent (the "Agent") for the lenders referenced therein (the "Lenders"),
                     -----                                            -------
the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Agent for the ratable benefit of the Lenders:

                                     PATENTS
                                     -------

                               Description of Patent           Date of
         Patent No.                    Item                    Patent
         ----------            ---------------------           ------

                                Patent Applications
                                -------------------

             Patent            Description of Patent           Date of Patent
         Applications No.           Applied For                 Applications
         ----------------      ---------------------           --------------

         The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

                                               Very truly yours,

                                               _________________________________
                                               [Obligor]

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


Acknowledged and Accepted:

NATIONSBANK, N.A., as Agent

By:______________________________
Name:____________________________
Title:___________________________

                               SCHEDULE 5(g)(iii)
                               -----------------

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   TRADEMARKS

United States Patent and Trademark Office

Gentlemen:

         Please be advised that pursuant to the Security Agreement dated as of ___________, 1998 (the "Security Agreement") by and among the Obligors party
                        ------------------
thereto (each an "Obligor" and collectively, the "Obligors") and NationsBank,
                  -------                         --------
N.A., as Agent (the "Agent") for the lenders referenced therein (the "Lenders"),
                     -----                                            -------
the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Agent for the ratable benefit of the Lenders:

                                   TRADEMARKS
                                   ----------

                               Description of Trademark        Date of
         Trademark No.                  Item                   Trademark
         ------------          ------------------------        ---------


                             Trademark Applications

            Trademark         Description of Trademark        Date of Trademark
         Applications No.           Applied For                  Applications
         ---------------      ------------------------        -----------------

The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

                                               Very truly yours,

                                               _________________________________
                                               [Obligor]

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________



Acknowledged and Accepted:

NATIONSBANK, N.A., as Agent

By:______________________________
Name:____________________________
Title:___________________________

                                                                  EXHIBIT 2.1(b)
                                                                       to
                                                                Credit Agreement

                                     FORM OF
                               NOTICE OF BORROWING
                               -------------------

TO:      NATIONSBANK, N.A., as Agent
         100 North Tryon Street
         Charlotte, NC  28255

RE: Credit Agreement dated as of November __, 1998 among Packaging Dynamics, L.L.C. (the "Borrower"), Packaging Holdings, L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, NationsBank, N.A., as Agent, and the Lenders named therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")


DATE:    _____________, ______


1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Revolving Loans in the amount of $__________ to be funded on ____________, _____ at the interest rate option set forth in paragraph 3 below.

         Subsequent to the funding of the requested Revolving Loans, the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding will be $________________ which is less than or equal to the Revolving Committed Amount.

3. The interest rate option applicable to the requested Revolving Loans shall be:

         a.  ________ the Adjusted Base Rate

         b.  ________ the Adjusted Eurodollar Rate for an Interest Period of:


                      ________ one month
                      ________ two months
                      ________ three months
                      ________ six months

4. The representations and warranties made by the Borrower and each other Credit Party in any Credit Document are true and correct in all material respects at and as if made on the date of the requested Revolving Loans except to the extent they expressly relate to an earlier date.

5. No Default or Event of Default exists or shall be continuing either prior to or after giving effect to the Revolving Loans made pursuant to this Notice of Borrowing.

6. No Material Adverse Effect has occurred since December 31, 1997.


                                            PACKAGING DYNAMICS, L.L.C.,
                                            a Delaware limited liability company


                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                                  EXHIBIT 2.1(f)
                                                                        to
                                                                Credit Agreement

                                     FORM OF
                                 REVOLVING NOTE
                                 --------------

$______________                                              _____________, 1998

         FOR VALUE RECEIVED, PACKAGING DYNAMICS, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of
                        --------
____________________ (the "Lender"), at the office of NationsBank, N.A. (the
                           ------
"Agent") (or at such other place or places as the holder of this Revolving Note
 -----
may designate), as set forth in that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit
                                                                ------
Agreement") dated as of November __, 1998 among the Borrower, Packaging
---------
Holdings, L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, the Lenders named therein (including the Lender) and the Agent, the principal sum of ___________________________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each such Revolving Loan until each Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder in respect of the

Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information, absent manifest error.

         Except as permitted by Section 11.3(b) of the Credit Agreement, this Revolving Note may not be assigned by the Lender to any other Person.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.

                                          PACKAGING DYNAMICS, L.L.C.,
                                          a Delaware limited liability company


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                                  Exhibit 2.3(e)
                                                                       to
                                                                Credit Agreement

                                     FORM OF
                               TRANCHE A TERM NOTE
                               -------------------

$______________                                                November __, 1998

         FOR VALUE RECEIVED, PACKAGING DYNAMICS, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of
                        --------
____________________ (the "Lender"), at the office of NationsBank, N.A. (the
                           ------
"Agent") (or at such other place or places as the holder of this Tranche A Term
 -----
Note may designate), as set forth in that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit
                                                                ------
Agreement") dated as of November __, 1998 among the Borrower, Packaging
---------
Holdings, L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, the Lenders named therein (including the Lender) and the Agent, the principal sum of _______________________________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Tranche A Term Loan made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Tranche A Term Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of such Tranche A Term Loan until such Tranche A Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Tranche A Term Notes referred to in the Credit Agreement and evidences the Tranche A Term Loan made by the Lender thereunder. Capitalized terms used in this Tranche A Term Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Tranche A Term Loan evidenced by this Tranche A Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Tranche A Term Loan upon the terms and conditions specified therein. In the event this Tranche A Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable, documented attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of the Tranche A Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder in respect of the Tranche

A Term Loan to be evidenced by this Tranche A Term Note, and each such recordation or endorsement shall be prima facie evidence of such information, absent manifest error.

         Except as permitted by Section 11.3(b) of the Credit Agreement, this Tranche A Term Note may not be assigned by the Lender to any other Person.

         THIS TRANCHE A TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower has caused this Tranche A Term Note to be executed as of the date first above written.

                                          PACKAGING DYNAMICS, L.L.C.,
                                          a Delaware limited liability company


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                                  Exhibit 2.4(e)
                                                                        to
                                                                Credit Agreement

                                     FORM OF
                               TRANCHE B TERM NOTE
                               -------------------

$______________                                                November __, 1998

         FOR VALUE RECEIVED, PACKAGING DYNAMICS, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of
                        --------
____________________ (the "Lender"), at the office of NationsBank, N.A. (the
                           ------
"Agent") (or at such other place or places as the holder of this Tranche B Term
 -----
Note may designate), as set forth in that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit
                                                                ------
Agreement") dated as of November __, 1998 among the Borrower, Packaging
---------
Holdings, L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, the Lenders named therein (including the Lender) and the Agent, the principal sum of _______________________________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Tranche B Term Loan made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Tranche B Term Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of such Tranche B Term Loan until such Tranche B Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Tranche B Term Notes referred to in the Credit Agreement and evidences the Tranche B Term Loan made by the Lender thereunder. Capitalized terms used in this Tranche B Term Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Tranche B Term Loan evidenced by this Tranche B Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Tranche B Term Loan upon the terms and conditions specified therein. In the event this Tranche B Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable, documented attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of the Tranche B Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder in respect of the Tranche

B Term Loan to be evidenced by this Tranche B Term Note, and each such recordation or endorsement shall be prima facie evidence of such information, absent manifest error.

         Except as permitted by Section 11.3(b) of the Credit Agreement, this Tranche B Term Note may not be assigned by the Lender to any other Person.

         THIS TRANCHE B TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower has caused this Tranche B Term Note to be executed as of the date first above written.

                                        PACKAGING DYNAMICS, L.L.C.,
                                        a Delaware limited liability company


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                                                     Exhibit 2.5
                                                                        to
                                                                Credit Agreement

                                     FORM OF
                        NOTICE OF CONTINUATION/CONVERSION
                        ---------------------------------

TO:      NATIONSBANK, N.A., as Agent
         100 North Tryon Street
         Charlotte, NC  28255

RE: Credit Agreement dated as of November __, 1998 among Packaging Dynamics, L.L.C. (the "Borrower"), Packaging Holdings L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, NationsBank, N.A., as Agent, and the Lenders named therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    _____________, 199__

--------------------------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting that a portion of the current outstanding [Revolving] [Tranche A Term] [Tranche B Term] Loans in the amount of $__________ currently accruing interest at __________________ be continued or converted as of _____________ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the continuation or conversion of all or part of the existing [Revolving] [Tranche A Term] [Tranche B Term] Loans shall be based on:

     a.   ________ the Adjusted Base Rate

     b.   ________ the Adjusted Eurodollar Rate for an Interest Period of:

                     (i)   ________  one month
                    (ii)   ________  two months
                   (iii)   ________  three months
                    (iv)   ________  six months

4. [Applicable to continuations of Eurodollar Loans and conversions of Base Rate Loans into Eurodollar Loans only.] As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Continuation/Conversion.


                                   PACKAGING DYNAMICS, L.L.C.,
                                   a Delaware limited liability company


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                                                  EXHIBIT 7.1(d)
                                                                        to
                                                                Credit Agreement

                                     FORM OF
                              OFFICER'S CERTIFICATE
                              ---------------------


TO:      NATIONSBANK, N.A., as Agent
         100 North Tryon Street
         Charlotte, NC 28255

RE: Credit Agreement dated as of November __, 1998 among Packaging Dynamics, L.L.C. (the "Borrower"), Packaging Holdings, L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, NationsBank, N.A., as Agent, and the Lenders named therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms used below shall have the meanings set forth in the Credit Agreement)


DATE:    _____________, 199__

-----------------------------------------------------------------------

     Pursuant to the terms of the Credit Agreement, I, ______________, [Chief Financial Officer] [Treasurer] of Packaging Dynamics, L.L.C. hereby certify on behalf of the Borrower to the best of my knowledge with respect to the Credit Agreement that:

          a. Attached hereto as Schedule 1 are calculations for the quarter
                                ----------
     ending ________, 199__, (calculated as of the date of the financial statements referred to in paragraph c. below) demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.2 of the Credit Agreement.

          b. As of the date hereof, no Default or Event of Default exists under the Credit Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.

               c. The quarterly/annual financial statements for the fiscal quarter/year ended __________ which accompany this certificate fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such fiscal quarter and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.



                                      __________________________________________

                                      _____________, [Chief Financial Officer]
                                      [Treasurer] of Packaging Dynamics, L.L.C.

                       SCHEDULE 1 TO OFFICER'S CERTIFICATE
                       -----------------------------------

I.  A.   Compliance with Section 7.2(a):
         Leverage Ratio
         --------------

         1.  Funded Debt                                          $___________

         2.  EBITDA (see Exhibit A attached hereto)               $___________
                         ---------

         3.  Leverage Ratio (Line 1 / Line 2)                           :
                                                                  ------------
         Maximum Allowed: Line 3 shall be less than or equal to the applicable ratio set forth in Section 7.2(a) of the Credit Agreement.

    B.   Compliance with Section 7.2(b):
         Interest Coverage Ratio
         -----------------------

         1.   EBITDA (see Exhibit A attached hereto)              $___________

         2.   Cash Interest Expense                               $___________

         3.   Interest Coverage Ratio (Line 1 / Line 2)                 :
                                                                   -----------

         Minimum Allowed: Line 3 shall be greater than or equal to the applicable ratio set forth in
         Section 7.2(b) of the Credit Agreement.

    C.   Compliance with Section 7.2(c):
         Net Worth
         ---------

         1.   Net Income (on a cumulative basis) of the
              Borrower and its Subsidiaries (to
              the extent positive) as of the end of each
              fiscal quarter of the Borrower
              commencing with the fiscal quarter ending
              December 31, 1998                                   $___________

         2.   50% of Line 1                                       $___________

         3.   Net Cash Proceeds from all Equity Issuances         $___________

         4.   50% of Line 3                                       $___________

         5.   $27,5000,000 + Line 2 + Line 4                       $__________


         6.   Net Worth                                            $__________


         Required: Line 6 shall be greater than or equal to Line 5.

      D. Compliance with Section 7.2(d):
         Fixed Charge Coverage Ratio
         ---------------------------

         1.   EBITDA (see Exhibit A attached hereto)               $___________
                          ---------

         2.   Capital Expenditures                                 $___________

         3.   Restricted Payments for Taxes                        $___________

         4.   Cash Tax Payments

         5.   Cash Interest Expense                                $___________

         6.   Scheduled Funded Debt Payments                       $___________

         7.   Fixed Charge Coverage Ratio
              ((Line 1 - Line 2 - Line 3 - 4) / (Line 5 + Line 6)        :
                                                                   ------------

         Minimum Required: Line 7 shall be greater than or equal to the applicable ratio set forth in Section 7.2(d) of the Credit Agreement.

                                                                       Exhibit A
                                                                   to Schedule 1
                                                               to Exhibit 7.1(d)


                               Calculation Schedule to Officer's Certificate
                                        As of __________________


                               Twelve
                               Months            Quarter           Quarter           Quarter          Quarter
                               Ended              Ended             Ended             Ended            Ended
Net Income                    ________          ________          ________          ________         ________

-/+Extraordinary1             ________          ________          ________          ________         ________
Gains/Losses

+Interest                     ________          ________          ________          ________         ________
Expense

+Taxes                        ________          ________          ________          ________         ________

=EBIT                         ________          ________          ________          ________         ________

+Depreciation                 ________          ________          ________          ________         ________

+Amortization                 ________          ________          ________          ________         ________


=EBITDA                       ________          ________          ________          ________         ________

                                                                    EXHIBIT 7.13
                                                                        to
                                                                Credit Agreement

                                     FORM OF
                                JOINDER AGREEMENT
                                -----------------

         THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, 199_, is entered into between _____________________, a ___________________ (the
"New Subsidiary") and NATIONSBANK, N.A., in its capacity as Agent (the "Agent") under that certain Credit Agreement, dated as of November __, 1998 among Packaging Dynamics, L.L.C. (the "Borrower"), Packaging Holdings, L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, the Lenders party thereto, and the Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement applicable to the New Subsidiary, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) all of the guaranty obligations set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 4.7 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agent and the Lenders, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms thereof and agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same in accordance with the provisions of Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (a) acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed a party to the Security Agreement as an "Obligor", (b) acknowledges and agrees that its obligations under the Credit Agreement are secured in accordance with the terms of the Security Agreement and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof, (c) grants to the Agent for the benefit of the Lenders, a continuing security interest in, and a right to set off against (to the extent permitted by the Credit Agreement), any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) and (d) pledges and grants to the Agent, for the benefit of the Lenders, a security interest in the Capital Stock (as defined in the Security Agreement) identified on Schedule A
                                                                   ----------
attached hereto. The Subsidiary hereby represents and warrants to the Agent and the Lenders that (a) set forth on Schedule B attached hereto is (i) a list of
                                  ----------
all Real Properties of the New Subsidiary, (ii) all locations where any personal property of the New Subsidiary is located and (iii) the chief executive office and principal place of business of the New Subsidiary, (b) set forth on Schedule
                                                                        --------
C attached hereto is a list of all registrations and applications for material
-
Intellectual Property (as defined in the Security Agreement) owned by the New Subsidiary and a list of all license agreements to which the New Subsidiary is a party relating to material Intellectual Property that the New Subsidiary has the right to use, (c) set forth on Schedule D attached hereto is a complete and
                               ----------
accurate list of all Subsidiaries of the New Subsidiary and (d) set forth on Schedule E attached hereto are any tradenames of the New Subsidiary. Schedules
----------
6.15, 6.19, 6.22(a), 6.22(b) and 6.22(c) of the Credit Agreement and Schedule 5(c) of the Security Agreement are hereby deemed amended to include the information on Schedule B through Schedule E attached hereto, as applicable.

         2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as reasonably requested by the Agent in accordance with Section 7.13 of the Credit Agreement.

         3. The address of the New Subsidiary for purposes of Section 11.1 of the Credit Agreement is as follows:

                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________

         4. The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary under the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

         5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

                                                [NEW SUBSIDIARY]

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________



Acknowledged and Accepted:

NATIONSBANK, N.A., as Agent


By:___________________________
Name:_________________________
Title:________________________

                            SCHEDULES TO EXHIBIT 7.13
                            -------------------------

                           A        Capital Stock/Collateral

                           B        Real/Personal Property Locations;
                                    Chief Executive Office

                           C        Intellectual Property

                           D        Subsidiaries

                           E        Tradenames

                                                                    EXHIBIT 11.3
                                                                         to
                                                                Credit Agreement

                                     FORM OF
                              ASSIGNMENT AGREEMENT
                              --------------------

         Reference is made to that certain Credit Agreement dated as of November __, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement") among PACKAGING DYNAMICS, L.L.C. (the "Borrower"), Packaging
 ----------------                                          --------
Holdings, L.L.C. and each of the Subsidiaries of the Borrower as Guarantors, the Lenders party thereto and NationsBank, N.A., as Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The "Assignor" and the "Assignee" referred to on Schedule 1 attached hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, the interests specified on Schedule 1 attached hereto (the "Assigned Interest") in
                                                        -----------------
and to the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents, including, without limitation, (a) the interests of the Assignor in the Revolving Loan Commitment Percentage, the Tranche A Term Loan Commitment Percentage and the Tranche B Term Loan Commitment Percentage as of the Effective Date (as defined below), (b) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date and (c) the Assignor's participation interests in all Letters of Credit as of the Effective Date and the rights and obligations appurtenant thereto under the LOC Documents.

         2. The purchase of the Assigned Interest shall be at par (unless otherwise agreed to by the Assignor or Assignee) and periodic payments made with respect to the Assigned Interest which (a) accrued prior to the Effective Date shall be remitted to the Assignor and (b) accrue from and after the Effective Date shall be remitted to the Assignee.

         3. From and after the Effective Date, upon the consent of the Borrower and the Agent, as applicable, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released of its obligations under the Credit Agreement.

         4. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Documents or any other instrument or document furnished pursuant thereto; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; or (iii) the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto.

         5. The Assignee (a) represents and warrants that it is an Eligible Assignee; (b) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1 thereof, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender; and (f) agrees that it will, on or before the Effective Date of Assignment, but only if it is not incorporated under the laws of the United States of America or a state thereof, satisfy those obligations set forth in Section 3.13(b) of the Credit Agreement.

         6. Following the execution of this Assignment Agreement, it will be delivered to the Agent for acceptance and recording by the Agent, together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Credit Agreement. The effective date for this Assignment Agreement (the "Effective
                                                                  ---------
Date") shall be the date of acceptance hereof by the Agent and the Borrower, if
----
applicable, unless otherwise specified on Schedule 1.

         7. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Assignment Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment Agreement to be executed by their officers thereunto duly authorized as of the date hereof.

                                  ____________________, as Assignor

                                  By:______________________________
                                  Name:____________________________
                                  Title:___________________________


                                  _____________________, as Assignee

                                  By:______________________________
                                  Name:____________________________
                                  Title:___________________________


                                  Notice address of Assignee:

                                  _________________________________
                                  _________________________________
                                  Attn: ___________________________
                                  Telephone: (___) ________
                                  Telecopy:  (___) ________

CONSENTED TO:

NATIONSBANK, N.A., as Agent

By:______________________________
Name:____________________________
Title:___________________________

(as applicable)

PACKAGING DYNAMICS, L.L.C., a
Delaware limited liability company

By:______________________________
Name:____________________________
Title:___________________________

                                   SCHEDULE 1
                                       to
                              ASSIGNMENT AGREEMENT


(a)      Date of Assignment:                                            __________________

(b)      Legal Name of Assignor:                                        __________________

(c)      Legal Name of Assignee:                                        __________________

(d)      Effective Date of Assignment:                                  __________________

(e)      Revolving Loan Commitment Percentage assigned                  ________________%

(f)      Revolving Loan Commitment Percentage of Assignor
         after Assignment                                               ________________%

(g)      Total Revolving Loans outstanding as of Effective Date         $_________________

(h)      Principal Amount of Revolving Loans assigned on
         Effective Date (the amount set forth in (g) multiplied by
         the percentage set forth in (e))                               $_________________

(i)      Principal Amount of Revolving Loans of Assignor
         after Assignment (the amount set forth in (g) multiplied
         by the percentage set forth in (f))                            $_________________

(j)      Revolving Committed Amount                                     $_________________

(k)      Principal Amount of Revolving Committed Amount
         assigned on the Effective Date (the amount set forth in
         (j) multiplied by the percentage set forth in (e))             $_________________

(l)      Principal Amount of Revolving Committed Amount
         of Assignor after Assignment (the amount set forth in
         (j) multiplied by the percentage set forth in (f))             $_________________

(m)      Tranche A Term Loan Commitment Percentage assigned             ________________%

(n)      Tranche A Term Loan Commitment Percentage of
         Assignor after Assignment                                      ________________%

(o)      Total Tranche A Term Loans outstanding as of Effective Date    $_________________

(p)      Principal Amount of Tranche A Term Loans assigned on
         Effective Date (the amount set forth in (o) multiplied by
         the percentage set forth in (m))                               $_________________

(q)      Principal Amount of Tranche A Term Loans of Assignor
         after Assignment (the amount set forth in (o) multiplied by
         the percentage set forth in (n))                               $_________________

(r)      Total Tranche A Term Loan Committed Amount                     $_________________

(s)      Principal Amount of Tranche A Term Loan Committed
         Amount assigned on the Effective Date (the amount set
         forth in (r) multiplied by the percentage set forth in (m))    $_________________

(t)      Principal Amount of Tranche A Term Loan Committed
         Amount of Assignor after Assignment (the amount set
         forth in (r) multiplied by the percentage set forth in (n))    $_________________

(u)      Tranche B Term Loan Commitment Percentage assigned             $_________________

(v)      Tranche B Term Loan Commitment Percentage of
         Assignor after Assignment                                      $_________________

(w)      Total Tranche B Term Loans outstanding as of Effective Date    $_________________

(x)      Principal Amount of Tranche B Term Loans assigned on
         Effective Date (the amount set forth in (w) multiplied by
         the percentage set forth in (u))                               $_________________

(y)      Principal Amount of Tranche B Term Loans of Assignor
         after Assignment (the amount set forth in (w) multiplied by
         the percentage set forth in (v))                               $_________________

(z)      Total Tranche B Term Loan Committed Amount                     $_________________

(aa)     Principal Amount of Tranche B Term Loan Committed
         Amount assigned on the Effective Date (the amount set
         forth in (z) multiplied by the percentage set forth in (u))    $_________________

(bb)     Principal Amount of Tranche B Term Loan Committed
         Amount of Assignor after Assignment (the amount set
         forth in (z) multiplied by the percentage set forth in (v))    $_________________